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                                                                   EXHIBIT T3E-2

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF SOUTH CAROLINA

IN RE:                                )           CHAPTER 11
                                      )
POLYMER GROUP, INC. et al.,(1)        )           CASE NO. 02-5773 (W)
                                      )           (JOINTLY ADMINISTERED)
                      DEBTORS.        )

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             DEBTORS' JOINT AMENDED MODIFIED PLAN OF REORGANIZATION
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    James A. Stempel                   George B. Cauthen
    Jonathan P. Friedland              District Court ID No. 81
    Roger J. Higgins                   NELSON MULLINS RILEY
    Ryan Nadick                         & SCARBOROUGH, L.L.P.
    Ryan B. Bennett                    Keenan Building, Third Floor
    KIRKLAND & ELLIS                   1330 Lady Street
    200 East Randolph Drive            P.O. Box 11070 (29211)
    Chicago, Illinois  60601           Columbia, SC 29201
    Telephone: (312) 861-2000          Telephone: (803) 799-2000
    Facsimile: (312) 861-2200          Facsimile: (803) 256-7500

                                       Co-Counsel to Polymer Group, Inc., et al.

                                       Dated:  November 25, 2002

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     (1) The Debtors are the following entities: Polymer Group, Inc., PGI
Polymer, Inc., PGI Europe, Inc., Chicopee, Inc., FiberTech Group, Inc., Technetics Group, Inc., Fibergol Corporation, Fabrene Corp., Fabrene Group LLC, PNA Corp., FNA Polymer Corp., FNA Acquisition, Inc., Loretex Corporation, Dominion Textile (USA) Inc., Poly-Bond Inc., FabPro Oriented Polymers, Inc., PGI Asset Management Company, PGI Servicing Company, Pristine Brands Corporation; PolyIonix Separation Technologies, Inc., Bonlam (S.C.), Inc.

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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.........................  1
           A.  Rules of Interpretation, Computation of Time and Governing Law .................................  1
           B.  Defined Terms ..................................................................................  1

ARTICLE II. TREATMENT OF UNCLASSIFIED CLAIMS................................................................... 15
           A.  DIP Facility Claims ............................................................................ 15
           B.  Administrative Expense Claims .................................................................. 15
           C.  Compensation and Reimbursement Claims of Professionals ......................................... 16
           D.  Priority Tax Claims ............................................................................ 16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS............................ 16
           A.  Summary......................................................................................... 16
           B.  Classification and Treatment of Claims Against and Equity Interests in the Debtors.............. 17

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE AMENDED MODIFIED PLAN............................................... 20
           A.  Voting Classes.................................................................................. 20
           B.  Acceptance by Impaired Classes.................................................................. 20
           C.  Presumed Acceptance of Amended Modified Plan.................................................... 20
           D.  Presumed Rejection of Amended Modified Plan..................................................... 20
           E.  Non-Consensual Confirmation..................................................................... 20

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE AMENDED MODIFIED PLAN............................................... 21
           A.  Continued Corporate Existence................................................................... 21
           B.  Corporate Governance, Corporate Action, and Directors and Officers.............................. 21
           C.  Cancellation of Securities And Agreements....................................................... 24
           D.  Issuance of New Polymer Common Stock and New Polymer Notes...................................... 24
           E.  Revesting Of Assets; Releases of Liens.......................................................... 25
           F.  Sources of Cash for Amended Modified Plan Distribution.......................................... 25
           G.  Exit Revolving Credit Facility.................................................................. 25
           H.  New Investment.................................................................................. 25
           I.  Exit Letters of Credit.......................................................................... 26
           J.  Compensation And Benefit Programs............................................................... 26
           K.  Restructuring Transactions...................................................................... 27
           L.  Limited Substantive Consolidation............................................................... 27

ARTICLE VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................................... 28
           A.  Assumption and Rejection of Executory Contracts and Unexpired Leases............................ 28
           B.  Rejection Claims; Cure of Defaults.............................................................. 28
           C.  Indemnification and Reimbursement Obligations................................................... 28

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS................................................................ 29
           A.  Manner of Payment............................................................................... 29
           B.  Distributions for Claims Allowed as of the Effective Date....................................... 29
           C.  Delivery of Distributions and Undeliverable or Unclaimed Distributions.......................... 29
           D.  Record Date and Distribution Record Date........................................................ 30
           E.  Timing and Calculation of Amounts to be Distributed............................................. 30
           F.  De Minimis and Fractional Distributions......................................................... 30
           G.  Setoffs......................................................................................... 30
           H.  Surrender of Canceled Instruments or Securities................................................. 31
           I.  Lost, Stolen, Mutilated or Destroyed Instruments or Securities.................................. 31
           J.  Preservation of Subordination Rights............................................................ 31
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ARTICLE VIII. PROCEDURES FOR TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS........................ 32
           A.  Prosecution of Objections to Claims............................................................. 32
           B.  Estimation of Claims............................................................................ 32
           C.  Payments and Distributions on Disputed Claims................................................... 32
           D.  Allowance of Claims............................................................................. 32

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS AMENDED MODIFIED PLAN................ 33
           A.  Conditions Precedent to Confirmation............................................................ 33
           B.  Conditions Precedent to Consummation............................................................ 33
           C.  Conditions Precedent to Closing of New Investment............................................... 33
           D.  Waiver of Conditions Precedent.................................................................. 34
           E.  Effect of Non-Occurrence of Consummation........................................................ 34

ARTICLE X. RELEASE, INJUNCTIVE AND RELATED PROVISIONS.......................................................... 34
           A.  Certain Mutual Releases......................................................................... 34
           B.  Limited Releases by Holders of Equity Interests and Claims...................................... 35
           C.  Preservation of Causes of Action................................................................ 35
           D.  Exculpation..................................................................................... 37
           E.  Injunction...................................................................................... 37
           F.  Discharge of Claims and Termination of Equity Interests......................................... 37

ARTICLE XI. RETENTION OF JURISDICTION.......................................................................... 37

ARTICLE XII. MISCELLANEOUS PROVISIONS.......................................................................... 38
           A.  Dissolution of Committee........................................................................ 38
           B.  Payment of Statutory Fees....................................................................... 38
           C.  Fees and Expenses............................................................................... 38
           D.  Maintenance of Director and Officer Liability Insurance......................................... 39
           E.  Discharge of Debtors............................................................................ 39
           F.  Effectuating Documents, Further Transactions and Corporate Action............................... 39
           G.  Modification of Amended Modified Plan........................................................... 39
           H.  Revocation of Amended Modified Plan............................................................. 40
           I.  Successors and Assigns.......................................................................... 40
           J.  Reservation of Rights........................................................................... 40
           K.  Section 1146 Exemption.......................................................................... 40
           L.  Further Assurances.............................................................................. 40
           M.  Term of Existing Injunctions or Stays........................................................... 40
           N.  Post Effective Date Fees and Expenses........................................................... 40
           O.  Severability.................................................................................... 41
           P.  Conflicts....................................................................................... 41
           Q.  Notices......................................................................................... 41
           R.  Closing of Cases................................................................................ 43
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             DEBTORS' JOINT AMENDED MODIFIED PLAN OF REORGANIZATION
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     Pursuant to chapter 11 of the Bankruptcy Code, Polymer Group, Inc. and its
Filing Subsidiaries (as defined herein), debtors and debtors in possession in the above-captioned and numbered cases, hereby respectfully propose the following Joint Amended Modified Plan of Reorganization (the "Amended Modified
Plan").

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

     A. RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW(2)

          1. For purposes of this Amended Modified Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in this Amended Modified Plan to a contract, instrument, release, Indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in this Amended Modified Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Amended Modified Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Amended Modified Plan; (e) the words "herein" and "hereto" refer to this Amended Modified Plan in its entirety rather than to a particular portion of this Amended Modified Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Amended Modified Plan;
     (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in this Amended Modified Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

          2. In computing any period of time prescribed or allowed by this Amended Modified Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

          3. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, Indenture or other agreement or document entered into in connection with this Amended Modified Plan, the rights and obligations arising under this Amended Modified Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

     B. DEFINED TERMS

     Unless the context otherwise requires, as used in this Amended Modified Plan, the following terms shall have the respective meanings specified below:

          1. "8 3/4% Indenture" means that certain Indenture dated March 1, 1998, between Harris Trust and Savings Bank (predecessor to The Bank of New
     York), as indenture trustee, and Polymer.

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 (2) Capitalized terms not defined in Article I.A. shall have the meaning ascribed in Article I.B. herein.

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          2.   "8 3/4% Senior Subordinated Notes" means the 8 3/4% Series B
     Senior Subordinated Notes due in 2008 issued by Polymer pursuant to the 8 3/4% Indenture in the original principal amount of $200 million and guaranteed by all of the Debtors other than Polymer.

          3. "8 7/8% Dominion Notes" means the 8 7/8% notes due 2003 issued by Dominion pursuant to a November 1, 1993 Indenture.

          4. "9 1/4% Dominion Notes" means the 9 1/4% notes due 2006, issued by Dominion pursuant to an April 1, 1996 Indenture.

          5. "9% Indenture" means that certain Indenture dated July 1, 1997, between Harris Trust and Savings Bank (predecessor to the Bank of New
     York), as indenture trustee, and Polymer.

          6. "9% Senior Subordinated Notes" means the Series B 9% Senior Subordinated Notes due in 2007 issued by Polymer in the original principal amount of $400 million pursuant to the 9% Indenture and guaranteed by all of the Debtors other than Polymer.

          7.   "Accrued Professional Compensation" means, at any given moment:
     (a) all accrued fees (including but not limited to success fees) for services rendered by all Professionals in the Chapter 11 Cases that the Bankruptcy Court has not yet awarded as compensation, either pursuant to an interim order or a Final Order; and (b) all expenses incurred by all Professionals in the Chapter 11 Cases that the Bankruptcy Court has not awarded as reimbursement, either pursuant to an interim order or a Final Order.

          8. "Adequate Protection Obligations" means any and all security interests, liens and/or superpriority Allowed Claims granted to the Prepetition Agent and/or Senior Lenders pursuant to the DIP Credit Agreement and Final Order (I) authorizing Debtors to (A) Obtain Post-Petition Financing pursuant to 11 U.S.C. Sections 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1); and (B) Utilize Cash
     Collateral pursuant to 11 U.S.C. Sections 105, 361, 362, 363; and (II) Granting Adequate Protection to Prepetition Secured Lenders pursuant to 11 U.S.C. Sections 105, 361, 362 and 363.

          9. "Administrative Expense Claim" means any Claim for costs and expenses of administration of the Chapter 11 Cases under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) incurred after the Petition Date; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under Chapters 123 of Title 28 of the United States Code, 28 U.S.C. Sections 1911-30; (d) Adequate Protection Obligations; (e) obligations designated as Allowed Administrative Expense Claims pursuant to a Final Order.

          10. "Affiliate" means any Person that is an "Affiliate" of any of the Debtors within the meaning of section 101(2) of the Bankruptcy Code.

          11. "Allowed" means, with respect to any Claim or Equity Interest, as of the date of determination, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedules of liabilities or interests as other than disputed, contingent or unliquidated and as to which neither the Debtors nor any other party in interest has Filed an objection or request for estimation by the Effective Date; (b) a Claim or Equity Interest that either (i) is evidenced by a timely-filed Proof of Claim or Equity Interest and is not a Disputed Claim or Disputed Equity Interest after the deadline for objecting to or requesting an estimation of such a Claim or Equity Interest has expired; or
     (ii) has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed in any contract, instrument, Indenture or other agreement entered into or assumed in connection with this Amended Modified Plan; or
     (d) a Claim or Equity Interest that is allowed pursuant to the terms of this Amended Modified Plan.

          12. "Amended Modified Disclosure Statement" means the Amended Modified Disclosure Statement with respect to this Amended Modified Plan, as it may be amended, supplemented or modified

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     from time to time, prepared by the Debtors and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Fed. R. Bankr. P. 3018 and/or other applicable law.

          13. "Amended Modified Plan" means this Debtors' Joint Amended Modified Plan of Reorganization and any and all exhibits thereto, as may be modified, amended or supplemented from time to time.

          14. "Amended Modified Plan Supplement" means a separate volume, to be Filed, containing, among other things, the Indenture governing the Convertible Notes, Series A Warrants and Series B Warrants. The Amended Modified Plan Supplement (containing drafts or final versions of the foregoing documents) shall be Filed as early as practicable (but in no event later than ten (10) Business Days) prior to the commencement of the Confirmation Hearing, or on such other date as the Bankruptcy Court may establish.

          15. "Ballot" or "Ballots" means the forms accompanying the Amended Modified Disclosure Statement upon which the Holders of Impaired Claims and Impaired Equity Interests shall indicate their acceptance or rejection of this Amended Modified Plan.

          16. "Balloting Order" means the order for the motion Filed on November __, 2002, (a) Approving Solicitation Procedures; (b) Approving the Form and Manner of Notice of the Confirmation Hearing; and (c) Scheduling the Hearing on Confirmation of the Amended Modified Plan of Reorganization.

          17. "Bank Term Sheet" means the Summary of Terms and Conditions, dated as of May 8, 2002, as amended by the Supplement to Summary Terms and Conditions, the terms of which are supported by the Steering Committee of Senior Lenders, which shall be attached as Exhibit G to the Amended Modified Disclosure Statement.

          18. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

          19. "Bankruptcy Court" means the United States Bankruptcy Court for the District of South Carolina (Columbia Division) or any other court having jurisdiction of the Chapter 11 Cases.

          20. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases under 28 U.S.C. Section 2075, and Local Rules of the Bankruptcy Court, as amended from time to time.

          21. "Bar Date" means September 4, 2002, the last date on which Creditors could have timely filed Proofs of Claim or Equity Interests in the Chapter 11 Cases, or such other date as may be set by the Bankruptcy Court.

          22. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

          23. "Bonlam (S.C.)" means Bonlam (S.C.), Inc., a South Carolina corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          24.  "Boyd" means James G. Boyd.

          25. "Business Day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or are authorized to close by law or executive order.

          26. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks or similar instruments.

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          27.  "Cash Equivalents" means equivalents of Cash in the form of readily marketable securities or instruments issued by a Person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

          28. "Causes of Action" means all Claims, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, all Claims in any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code)
     of the Debtors, the Debtors-in-Possession and/or the Estates (including, but not limited to, those actions listed in the Amended Modified Disclosure Statement and the Amended Modified Plan Supplement) that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown.

          29. "Change of Control Agreement" means, with respect to Zucker and Boyd, those certain letter agreements, each of which is dated May 22, 1998, as amended on May 11, 2002.

          30. "Chapter 11 Cases" means the above-captioned cases commenced by the Debtors under chapter 11 of the Bankruptcy Code on the Petition Date, styled IN RE POLYMER GROUP, INC., et al., Case No. 02-5773(W) (Bankr. D.S.C. 2002) (Jointly Administered), currently pending before the Bankruptcy Court.

          31. "Chicopee" means Chicopee, Inc., a Delaware corporation and a debtor and debtor-in-possession in the Chapter 11 Cases.

          32. "Chicopee Sale" means the sale of the warehouse in Dayton, New Jersey, owned by Chicopee.

          33. "Chicopee Sale Order" means the Order of the Bankruptcy Court dated October 28, 2002 approving the Chicopee Sale. The Confirmation Order shall constitute the "further order" contemplated by the Chicopee Sale Order and shall contain provisions permitting the release from escrow of the Escrow Funds (as defined in the Chicopee Sale Order) and application thereof in accordance with the Bank Term Sheet.

          34. "Chicopee Sale Proceeds" means 100% of the Net Proceeds (as defined in the Chicopee Sale Order) of the Chicopee Sale.

          35. "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, whether or not asserted by a Proof of Claim or otherwise in the Chapter 11 Cases.

          36. "Claims Objection Deadline" means the date that is 60 days after the Effective Date unless otherwise extended by an order of the Bankruptcy Court.

          37. "Class" means a category of Holders of Claims or Equity Interests, as described in Article III of this Amended Modified Plan.

          38. "Class A Common Stock" means the shares of Class A Common Stock, par value $.01 per share of New Polymer (of which, 9.6 million shares, less the number of Class C Common Stock shall be issued on the Effective Date) containing terms and conditions to be described in the Amended Modified Plan Supplement.

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          39.  "Class B Common Stock" means the 400,000 shares of Class B Common
     Stock, par value $.01 per share, representing 4% of the New Polymer Common Stock issued on the Effective Date, containing the terms and conditions described in the Amended Modified Plan Supplement, together with any additional shares subsequently issued in respect of the limited anti-dilution provisions of the Class B Common Stock relating to the issuance of Class A Common Stock upon the conversion of some or all of the Convertible Notes.

          40. "Class C Common Stock" means the shares of Class C Common Stock, par value $.01 per share, authorized to be issued by New Polymer (which shall be issued on the Effective Date as part of the 9.6 million shares of Class A and Class C Common Stock) to the Electing Non-GOF Holders, who shall transfer, on the Effective Date, all such shares of Class C Common Stock to the SPE in exchange for their respective Pro Rata shares of SPE Equity and SPE Notes. The Class C Common Stock shall contain the terms and conditions described in the Amended Modified Plan Supplement.

          41. "Class D Common Stock" means the 498,688 shares of Class D Common Stock, par value $.01 per share, authorized to be issued by New Polymer upon the exercise of the Series A Warrants, containing the terms and conditions described in the Amended Modified Plan Supplement, together with any additional shares subsequently issued in respect of the limited anti-dilution provisions of the Series A Warrants.

          42. "Class E Common Stock" means the 523,557 shares of Class E Common Stock, par value $.01 per share, authorized to be issued by New Polymer upon the exercise of the Series B Warrants, containing the terms and conditions described in the Amended Modified Plan Supplement, together with additional shares subsequently issued in respect of the limited anti-dilution provisions of the Series B Warrants.

          43. "Committee" means the official committee of unsecured creditors appointed in the Chapter 11 Cases by the United States Trustee on May 17, 2002.

          44. "Committee Members" means any current or former members of the Committee.

          45. "Confirmation" means entry on the docket by the clerk of the Bankruptcy Court of the Confirmation Order.

          46. "Confirmation Date" means the date of entry on the docket by the clerk of the Bankruptcy Court of the Confirmation Order.

          47. "Confirmation Hearing" means the hearing to consider confirmation of this Amended Modified Plan under section 1128 of the Bankruptcy Code.

          48. "Confirmation Order" means the order entered by the Bankruptcy Court confirming this Amended Modified Plan.

          49.  "Consummation" means the occurrence of the Effective Date.

          50. "Convertible Notes" means the 10% convertible subordinated notes due December 2007, to be issued by New Polymer to the Participating Allowed Class 4 Claim Holders in exchange for the New Investment and which shall be issued pursuant to the Indenture attached as an exhibit to the Amended Modified Plan Supplement in an aggregate principal amount equal to $50 million.

          51. "Critical Business Relations Claims" means all prepetition claims of Critical Business Relations.

          52. "Critical Business Relations" means any vendor who provided services or goods on terms to the Debtors during the pendency of these Chapter 11 Cases and with whom the Reorganized Debtors intend to do business subsequent to the Effective Date.

          53.  "CSFB" means Credit Suisse First Boston.

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          54.  "D&O Releasees" means all of the past and present directors, current Management, and Professionals of the Debtors and their Affiliates in each case in their capacity as such.

          55. "Debtors" or "Debtors-in-Possession" means: Polymer, PGI Polymer, PGI Europe, Chicopee, FiberTech, Technetics, Fibergol, Fabrene, Fabrene Group, PNA, FNA, FNA Acquisition, Loretex, Dominion, Poly-Bond, FabPro, PGI Asset Management, PGI Servicing, Pristine; PolyIonix, and Bonlam (S.C.).

          56. "DIP Agent" means J.P. Morgan Chase Bank, in its capacity as Administrator and Collateral Agent under the DIP Facility.

          57. "DIP Credit Agreement" means the Revolving Credit and Guaranty Agreement, dated as of May 30, 2002, among Polymer, the DIP Lenders and JP Morgan Chase Bank, as Administrative, Documentation and Collateral Agent.

          58. "DIP Facility" means the commitment secured by the Debtors for the debtors-in-possession financing from the DIP Lenders in the original principal amount of $125 million.

          59. "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

          60. "DIP Lenders" mean the lenders that are party to the DIP Credit Agreement.

          61. "Disputed" means, with respect to any Claim or Equity Interest, as of the date of determination, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent, unless and until it is Allowed; (b) as to which any Debtor or any other party-in-interest has Filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order; (c) as to which the deadline for filing objections has not passed (whether or not an objection has been filed), unless and to the extent such Claim or Equity Interest has been Allowed pursuant to an order that is a Final Order; or (d) is otherwise disputed by any of the Debtors or any other party in interest in accordance with applicable law, which dispute has not been withdrawn or determined by a Final Order.

          62. "Distribution Notification Date" means the fortieth (40th) day following the Confirmation Date.

          63. "Dominion" means Dominion Textile (USA) Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          64. "Dominion Notes" means, collectively, the 8 7/8% Dominion Notes and the 9 1/4% Dominion Notes.

          65. "Dominion Note Claims" means, collectively, all Claims arising from or related to the Dominion Notes.

          66. "Effective Date" means the date selected by the Debtors which is the later of (i) 45 days after the Confirmation Date; or (ii) three (3) business days after all conditions specified in Article IX.B herein have been (x) satisfied or (y) waived in accordance with Article IX.D herein; but, in no event later than February 21, 2003, unless waived in writing by the Prepetition Agent; PROVIDED, HOWEVER, that the Prepetition Agent, on behalf of the Senior Lenders, will agree to waive compliance with this February 21, 2003, deadline to the extent that the Debtors make payments of current interest due under the Prepetition Credit Facility at rates set in the Bank Term Sheet (together with the applicable margins set forth in the Bank Term Sheet as applicable to the Restructured Facilities); PROVIDED, FURTHER, that the Effective Date shall in no event occur later than 90 days after the Confirmation Date unless waived in writing by GOF and the Prepetition Agent (on behalf of the Senior Lenders).

          67. "Electing Non-GOF Holders" means Non-GOF Holders who elect to receive their Pro Rata shares of Class C Common Stock in satisfaction of their respective Allowed Class 4 Claims. On the Effective Date, Electing Non-GOF Holders shall be deemed to have transferred all of such shares of Class C

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     Common Stock to the SPE in exchange for their Pro Rata shares of SPE Equity and SPE Notes. In order to be an Electing Non-GOF Holder, a Non-GOF Holder must be a Qualified Institutional Buyer and make a representation to that effect.

          68. "Entity" means an "entity" within the meaning of section 101(15) of the Bankruptcy Code.

          69. "Equity Interest" means any equity interest in any of the Debtors including, but not limited to, all issued, unissued, authorized or outstanding shares of stock or other Equity Security together with any warrants, options or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto.

          70. "Equity Releasees" means the Holders of Equity Interests in the Debtors, solely in their capacity as Holders of Equity Interests, and their attorneys, financial advisors, accountants, investment bankers, agents, and other representatives (solely in connection with their representation of such Holders in respect of their Equity Interests).

          71. "Equity Security" means a (i) share in a corporation, whether or not denominated "stock" or security; (ii) an interest of a limited partner in a limited partnership; (iii) an interest in a general partnership; or
     (iv) a warrant or right (other than a right to consent) to purchase, sell or subscribe to a share, security or interest of the kind specified in (i),
     (ii) or (iii) of this definition.

          72. "Estates" means the collective estates of each of the Debtors created by section 541 of the Bankruptcy Code on and after the Petition Date.

          73. "Exit Facility" means the Restructured Facilities and the Exit Revolving Credit Facility.

          74. "Exit Letters of Credit" means the letters of credit in the aggregate amount of $25 million to be issued or caused to be issued by GOF in favor of the Postpetition Agent to support amortization payments due between the Effective Date and December 31, 2004, under the Restructured Facilities pursuant to the Bank Term Sheet, which amount shall not exceed $25 million.

          75. "Exit Revolving Credit Facility" means that certain five-year revolving credit facility in the amount of $50 million to be provided to the Debtors as contemplated by the Bank Term Sheet and pursuant to the terms and conditions of a Commitment Letter (which shall be consistent in all respects to those of the Bank Term Sheet) to be executed before the Confirmation Date and subject to definitive documentation to be filed as part of the Amended Modified Plan Supplement.

          76. "FabPro" means FabPro Oriented Polymers, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          77. "Fabrene Group" means Fabrene Group LLC, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          78. "Fabrene" means Fabrene Corp., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          79. "Fibergol" means Fibergol Corporation, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          80. "FiberTech" means FiberTech Group, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          81. "File" means to file with the Clerk of the Bankruptcy Court in the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

          82. "Filing Subsidiaries" means, collectively, PGI Polymer, PGI Europe, Chicopee, FiberTech, Technetics, Fibergol, Fabrene, Fabrene Group, PNA, FNA, FNA Acquisition, Loretex, Dominion, Poly-Bond, FabPro, PGI Asset Management, PGI Servicing, Pristine, PolyIonix, Bonlam (S.C.).

          83.  "Final Decree" means the decree contemplated under Fed. R. Bankr.
     P. 3022.

          84. "Final Order" means an order of the Bankruptcy Court (i) as to which the time to appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, reconsideration or rehearing is pending; or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order has been affirmed by the highest court to which such order was appealed or from which certiorari was sought, reargument, reconsideration or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired; PROVIDED, HOWEVER, that a possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule may be, but has not been, Filed with respect to such order, shall not cause such order not to be a Final Order.

          85. "FNA Acquisition" means FNA Acquisition Group, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          86. "FNA" means FNA Polymer Corp, a North Carolina corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          87. "General Unsecured Claim" means any unsecured Claim against one or more of the Debtors (including the Dominion Note Claims) that is not a Priority Tax Claim, Priority Non-Tax Claim, Administrative Expense Claim, Senior Lender Claim, Critical Business Relations Claim, Intercompany Claim or Other Securities Claim and Interest, and shall include, except as set forth above in this definition, all unsecured claims not otherwise classified that are not cured, paid, released or waived pursuant to this Amended Modified Plan, assumed by a Debtor pursuant to this Amended Modified Plan or agreements incorporated into this Amended Modified Plan, or classified in any other class, including, without limitation, claims (a) for goods sold and/or services rendered, (b) for monies lent, (c) based upon guarantees of performance or payment of the obligations or duties of any Person, (d) for tort liability, (e) for environmental remediation, (f) of Governmental Units under any applicable unclaimed property or escheat laws, (g) of Governmental Units for taxes, assessments, penalties or charges which are not Tax Claims, (h) for contribution, reimbursement or indemnity, (i) for fines, penalties or other assessments; (j) for the portion of any Claim supported directly or indirectly by a letter of credit issued for the account of a Debtor in excess of the amount available under such letter of credit; and (k) representing the undersecured portion of any claim that is otherwise a Secured Claim.

          88.  "GOF" means MatlinPatterson Global Opportunities Partners L.P.

          89. "GOF Board Members" means the five members of the New Polymer Board of Directors who shall be appointed by GOF pursuant to this Amended Modified Plan.

          90.  "Holder" means the Beneficial Holder of a Claim or Equity
     Interest.

          91. "Impaired" means, with respect to a Claim or an Equity Interest, a Claim or an Equity Interest with respect to which this Amended Modified Plan alters the legal, equitable or contractual rights to which such Claim or Equity Interest entitles its Holder.

          92.  "Impaired Claim" means a Claim classified in an Impaired Class.

          93. "Impaired Class" means each of Classes 2, 4 and 6, as set forth in Article III herein.

          94. "Impaired Equity Interest" means an Equity Interest that is classified in an Impaired Class.

          95. "Intercompany Claim" means any Claim held by any direct or indirect subsidiary of Polymer that is not a Filing Subsidiary against any Debtor or by any Debtor against any other Debtor, including, but not limited to a Claim that was: (a) incurred after the Petition Date; or (b) incurred as a result of the extension of credit in connection with the purchase of goods or services in the ordinary course of business.

          96. "Intercompany Interests" means any and all Equity Securities of a Debtor that are owned by another Debtor as of the Record Date.

          97. "Lien" means any charge against or interest in property to secure payment of a debt or performance of an obligation, including a right of set off to secure payment of a debt or performance of an obligation.

          98. "Loretex" means Loretex Corporation, a New York corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          99. "Management" means, collectively, Zucker, Boyd and all other officers covered by the director and officer liability insurance policies referred to in Article XII.D hereof.

          100. "Master Ballots" means the forms accompanying the Amended Modified Disclosure Statement upon which the Nominees of the Beneficial Holders of the Senior Subordinated Notes and the Nominees of Beneficial Holders of Class 6 Equity Interests respectively, shall indicate acceptances or rejections of this Amended Modified Plan by the Beneficial Holders in accordance with the Voting Instructions.

          101. "New Investment" means the purchase by the Participating Allowed Class 4 Claim Holders of Convertible Notes for a total purchase price of $50 million, all in accordance with the provisions of Article V.H hereof.

          102. "New Polymer" means Polymer or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

          103. "New Polymer Affiliate" means (i) GOF; (ii) Zucker; (iii) Boyd;
     (iv) CSFB; (v) any "Insider" (as defined in the Bankruptcy Code) of GOF, Zucker, Boyd or CSFB; (vi) the Intertech Group, Inc.; (vii) GTC Fund III Limited Partnership and (viii) any other Entity directly or indirectly controlling or controlled by or under direct or indirect common control with GOF, Zucker, Boyd or CSFB where "control" means the power to direct the management or policies of such Entity, directly or indirectly; PROVIDED, that nothing in this definition shall be an admission that any such entity is an affiliate of New Polymer for any purpose other than for the purpose of defining New Polymer Affiliated Transactions.

          104. "New Polymer Affiliated Transaction" means entering into any transaction involving any New Polymer Affiliate; PROVIDED, HOWEVER, that, in the case of GOF, CSFB or a New Polymer Affiliate of GOF or CSFB, that such transaction exceeds $10 million, PROVIDED, FURTHER, that transactions between New Polymer, its subsidiaries or its affiliates and Huntsman Company, LLC, its subsidiaries or its affiliates substantially consistent with past practice shall not be a "New Polymer Affiliated Transaction" for the purposes of the foregoing. The foregoing $10 million threshold shall not apply to management or transaction fees because such transactions are prohibited at any dollar amount.

          105. "New Polymer Board of Directors" means the board of directors of New Polymer, constituted in accordance with Article V.B.3 hereof.

          106. "New Polymer Common Stock" means collectively, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock, authorized to be issued pursuant to, and with rights and obligations set forth in, any document created by, or agreement entered into by, New Polymer.

          107. "New Polymer Notes" means the Convertible Notes and the New Senior Subordinated Notes.

          108. "New Senior Subordinated Notes" means the 10% Senior Subordinated Notes due December 2007, to be issued by New Polymer to GOF in a face amount equal to the amount of any drawing under the Exit Letters of Credit (or any other advances made by or caused by GOF solely in lieu of drawing under the Exit Letters of Credit to make the amortization payments due under the Restructured Facilities from the Effective Date to December 31,
     2004), which New Senior Subordinated Notes shall have the terms listed in an Exhibit to the Amended Modified Plan Supplement. The New Senior Subordinated Notes shall be senior in right of payment to the Convertible Notes. In no event shall the aggregate principal amount of the New Senior Subordinated Notes exceed $25 million.

          109. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan association or other Person in whose name a Beneficial Holder's Subordinated Notes are registered or held of record as of the Record Date.

          110. "Non-GOF Holders" means those Holders of Class 4 General Unsecured Claims other than GOF.

          111. "Non-GOF Board Members" means the two members of the New Polymer Board of Directors appointed, pursuant to the Amended Modified Plan, by the Non-GOF Holders, who are Committee Members and who are Holders of Senior Subordinated Notes.

          112. "Notice, Claims and Balloting Agent" means Trumbull Bankruptcy Services, located at 4 Griffin Road North, Windsor, CT 06095, Attn:
     Francine Gordon -- (860) 687-7592.

          113. "Official Bankruptcy Forms" means the Official and Procedural Bankruptcy Forms, prescribed by the Judicial Conference of the United States, in accordance with Fed. R. Bankr. P. 9009.

          114. "Old Polymer Common Stock" means all of the issued and outstanding shares of Polymer's common stock.

          115. "Organizational Documents" means the certificate of incorporation, articles of organization, bylaws, operating agreement, partnership agreement, and/or other organizational and governing documents (including all those that govern or impact the appointment, election, and/or removal of directors, managers, managing partners or persons of equivalent authority), as the case may be, of an Entity.

          116. "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

          117. "Other Secured Claims" means all Secured Claims, other than Senior Lender Claims, against any of the Debtors held by any Person or Entity.

          118. "Other Securities Claims and Interests" means (a) any Equity Interest in Polymer (other than Old Polymer Common Stock), including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of Polymer at any time (including any rights, if any, under the Shareholder Rights Plan, whether contingent or otherwise), and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from rescission of a purchase or sale of a security of Polymer (including the Senior Subordinated Notes and Old Polymer Common Stock) or the purchase or sale of a security of an Affiliate of Polymer, for damages arising from the purchase, sale or holding of such securities or the exercise of an option, warrant, conversion privilege or contractual right to such purchase or sale (including any rights, if any, under the Shareholder Rights Plan, whether contingent or otherwise), or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

          119. "Over Subscription Rights" means, in the event that any Non-GOF Holder does not elect to exercise its Subscription Rights, the right of each Participating Allowed Class 4 Claim Holder to elect to purchase those unpurchased Convertible Notes on a Pro Rata basis (determined exclusive of accrued and unpaid interest).

          120. "Participating Allowed Class 4 Claim Holders" means those Holders of Allowed Class 4 Claims or their permitted transferees who elect to participate in the New Investment in accordance with the Subscription Rights.

          121. "Person" means a "person" within the meaning of section 101(41) of the Bankruptcy Code.

          122. "Petition Date" means the date on which Debtors filed their respective voluntary petitions for relief commencing the Chapter 11 Cases, which for all the Debtors other than Bonlam (S.C.), was May 11, 2002, and which was April 23, 2002, for Bonlam (S.C.).

          123. "PGI Asset Management" means PGI Asset Management Company, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          124. "PGI Board Members" means the two members of the New Polymer Board of Directors appointed by Polymer's existing board of directors pursuant to the Amended Modified Plan and who initially shall be Zucker and Boyd.

          125. "PGI Europe" means PGI Europe, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          126. "PGI Polymer" means PGI Polymer, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          127. "PGI Servicing" means PGI Servicing Company, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          128. "Plan Party" means GOF, the Debtors, the Committee and each of the Committee Members.

          129. "PNA" means PNA Corp., a North Carolina corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          130. "Poly-Bond" means Poly-Bond Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          131. "PolyIonix" means PolyIonix Separation Technologies, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          132. "Polymer" means Polymer Group, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          133. "Post-Confirmation Estates" means each Estate, collectively and individually, upon and after the Effective Date, pursuant to the terms and conditions of this Amended Modified Plan.

          134. "Postpetition Agent" means J.P. Morgan Chase Bank, in its capacity as Agent under the Exit Facility.

          135. "Prepetition Agent or Prepetition Administrative Agent" means JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as Agent under the Prepetition Credit Facility.

          136. "Prepetition Credit Facility" means the Second Amended, Restated and Consolidated Credit Agreement, dated as of July 3, 1997, as amended through and including Amendment No. 7 among the Prepetition Agent, the Senior Lenders and the Debtors, which provides for secured revolving credit borrowings, term loans and letters of credit with aggregate commitments of up to $600 million, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guarantees, and other instruments and documents, as each may have been amended or modified from time to time.

          137. "Priority Non-Tax Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim.

          138. "Priority Tax Claim" means a Claim entitled to priority treatment pursuant to section 507(a)(8) of the Bankruptcy Code.

          139. "Pristine" means Pristine Brands Corporation, a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          140. "Pro Rata" means proportionately, so that, e.g., with respect to a distribution on account of an Allowed Claim, the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim to
     (ii) the amount of the Allowed Claim, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims in the Class in which such Allowed Claim is included to (ii) the amount of all Allowed Claims in that Class.

          141. "Professionals' Escrow Account" means an interest-bearing savings account maintained by the Reorganized Debtors with funds deposited solely for the purpose of paying all fees and expenses of Professionals in the Chapter 11 Cases.

          142. "Professional" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

          143. "Proof of Claim" has the meaning ascribed to it in Fed. R. Bankr.
     P. 3001.

          144. "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A, promulgated under the Securities Act.

          145. "Record Date" means the date to be established by the Bankruptcy Court in the Scheduling Order for the purpose of determining those Holders of Allowed Claims and Equity Interests that are entitled to vote to accept or reject this Amended Modified Plan.

          146. "Releasees" means each of the Debtors, the Reorganized Debtors, the D&O Releasees, the Senior Lender Releasees, CSFB, GOF, MatlinPatterson Global Advisers LLC, CSFB Global Opportunities Advisers L.L.C., the Committee, the Committee Members, the DIP Agent and the DIP Lenders (and all Subsidiaries and Affiliates and officers, directors, partners, members, attorneys and other professionals, and agents of each of the foregoing), as such are referred to in connection with certain mutual releases described in Article X.A herein.

          147. "Reorganized Debtors" means the Debtors and
     Debtors-in-Possession, or any successors thereto, by merger, consolidation, or otherwise pursuant to this Amended Modified Plan, on and after the Effective Date.

          148. "Restated By-laws" means the restated by-laws of the Reorganized Debtors, the form of which shall be Filed on or before the Confirmation Date.

          149. "Restated Certificate of Incorporation" means that certificate of incorporation of New Polymer that has been amended pursuant to Article V.B.1 herein.

          150. "Restructured Facilities" means, the Prepetition Credit Facility as restructured pursuant to the terms and conditions contained in the Bank Term Sheet and subject to execution of definitive documentation, forms of which will be included as exhibits to the Amended Modified Plan Supplement.

          151. "Restructuring Transactions" means the transactions described in
     Article V.K herein.

          152. "Schedules" means the schedules of assets and liabilities and schedules of executory contracts as Filed on July 1, 2002, and the statement of financial affairs as Filed on June 28, 2002, as amended and supplemented from time to time.

          153. "Scheduling Order" means the order entered by the Bankruptcy Court on November 14, 2002, granting the Motion of the Debtors with Supporting Memorandum of Law for Entry of an Order Approving the Procedures and Materials Employed to Provide Notice of the Modified Disclosure Statement, filed on November 14, 2002.

          154. "Secured Claim" means that portion of a Claim (a) that is secured by a Lien on property in which any of the Debtors or their Estates has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Debtors' or Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed under this Amended Modified Plan as a Secured Claim.

          155. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

          156. "Senior Lender Claims" means any and all Claims of the Senior Lenders arising from the Prepetition Credit Facility, excluding the Adequate Protection Obligations, which Claims shall be deemed Allowed without the need to File any Proof of Claim.

          157. "Senior Lender Closing Prepayment" means the payment that the Debtors shall make to the Prepetition Agent on the Effective Date, for the Pro Rata benefit of the Senior Lenders, to the extent Cash and Cash Equivalents held by Polymer and its subsidiaries (after giving effect to payment of (i) Professional Fees (which shall include any success fees payable by the Debtors or the Committee to a financial advisor) relating to these Chapter 11 Cases and the payments to GOF set forth in Article XII.C hereof; (ii) the Chicopee Sale Proceeds (to the extent that the Chicopee Sale closes before the Effective Date); and (iii) the Senior Lender Paydown) is greater than $35 million; PROVIDED THAT such Senior Lender Closing Prepayment shall be in an amount at least equal to $5 million.

          158. "Senior Lender Paydown" means the payment that the Debtors shall make to the Prepetition Agent on the Effective Date, for the Pro Rata benefit of the Senior Lenders, comprising $50 million in Cash from funds generated by the New Investment.

          159. "Senior Lender Releasees" means all Senior Lenders and the Prepetition Administrative Agent, Postpetition Agent, as well as all former Holders of indebtedness incurred under the Prepetition Credit Facility (solely in such capacity) and their attorneys, financial advisors, employees, officers and directors, accountants, investment bankers, agents and other representatives (solely in connection with their representation of such Senior Lenders, Prepetition Administrative Agent, Postpetition Agent and former Holders of indebtedness incurred under the Prepetition Credit Facility in respect of the Prepetition Credit Facility).

          160. "Senior Lenders" means those certain financial institutions party to the Prepetition Credit Facility that continue, as of the Record Date, to be Holders of indebtedness incurred under the Prepetition Credit Facility, and the other Holders, as of the Record Date, of indebtedness incurred under the Prepetition Credit Facility.

          161. "Senior Subordinated Note Claims" means, collectively, all Claims arising from or related to the Senior Subordinated Notes.

          162. "Senior Subordinated Notes" means, collectively, the 9% Senior Subordinated Notes and the 8 3/4% Senior Subordinated Notes.

          163. "Senior Subordinated Note Indentures" means, collectively, the 8 3/4% Indenture and the 9% Indenture.

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          164. "Senior Subordinated Notes Indenture Trustee" means BNY Midwest
     Trust Company as successor trustee to Harris Trust and Savings Bank under the Senior Subordinated Note Indentures.

          165. "Series A Warrants" means the Series A Warrants to purchase 498,688 shares of Class D Common Stock, par value $.01 per share, to be issued by New Polymer, which are designed to allow the Holders to participate as stockholders in the appreciation of the equity value of New Polymer above certain thresholds and which contain the terms and conditions described in Exhibit D to the Amended Modified Plan Supplement, including, without limitation, the requirement that the Series A Warrants shall not be exercisable until holders of Class A Common Stock, Class B Common Stock, and Class C Common Stock shall have received distributions in accordance with the priorities set forth in Exhibit J to the Amended Modified Disclosure Statement at section C, "Distributions".

          166. "Series B Warrants" means the Series B Warrants to purchase 523,557 shares of Class E Common Stock, par value $.01 per share, to be issued by New Polymer, which are designed to allow the Holders to participate as stockholders in the appreciation of the equity value of New Polymer above certain thresholds and which contain the terms and conditions described in Exhibit E to the Amended Modified Plan Supplement, including, without limitation, the requirement that the Series A Warrants shall not be exercisable until holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall have received distributions in accordance with the priorities set forth in Exhibit J to the Amended Modified Disclosure Statement at section C, "Distributions".

          167. "Shareholder Rights Plan" means Polymer's shareholder rights plan or "poison pill" embodied in the Rights Agreement, dated as of April 15, 1996, by and among Polymer and First Union National Bank of North Carolina.

          168. "Solicitation Agent" means Innisfree M&A Incorporated, located at 501 Madison Avenue, New York, New York 10022.

          169. "SPE" means the special purpose entity that will, in the event that Non-GOF Holders elect to receive Class C Common Stock, hold Class C Common Stock and whose SPE Equity and SPE Notes will, in such event, be held by the Electing Non-GOF Holders.

          170. "SPE Equity" means the equity interests in the SPE that are issued to the Electing Non-GOF Holders, together with the SPE Notes, in exchange for their Class C Common Stock.

          171. "SPE Notes" means those debt instruments that are to be issued by the SPE to the Electing Non-GOF Holders, together with the SPE Equity, in exchange for their Class C Common Stock. Such SPE Notes, at maturity, will equal the amount of the Allowed Class 4 Claims exchanged by such Electing Non-GOF Holders for Pro Rata shares of Class C Common Stock under the Amended Modified Plan, which shall be contributed to the SPE in exchange for Pro Rata shares of SPE Equity and SPE Notes with interest payable-in-kind (other than payments on the SPE Notes from the irreducible cash payment in the form of a dividend or other contractual commitment by New Polymer on the Class C Common Stock that, in the aggregate, shall equal the lesser of (i) 1% per annum of the principal amount of the SPE Notes; and (ii) $1.0 million per annum). The SPE Notes will be nonrecourse to Polymer and New Polymer.

          172. "Statement of Officers and Directors" means the statement Filed seven (7) Business Days prior to the commencement of the Confirmation Hearing identifying the initial officers and directors of the Reorganized Debtors, and containing any other information, if any, required by Article V.B.3 of this Amended Modified Plan.

          173. "Subscription Rights" means (a) the right of the Holders of Allowed Class 4 Claims to elect to purchase the Convertible Notes on a Pro Rata basis (determined exclusive of accrued and unpaid interest), and (b) unless otherwise indicated, the Over Subscription Rights which shall be attached to, and inure to the benefit of, the Holders of Subscription Rights, in each case as described in Article V.H of this Amended Modified Plan.

          174. "Subsidiary" means a corporation or limited liability company in which any Debtor owns or controls, directly or indirectly, at least a 50% equity interest.

          175. "Substantive Consolidation Order" means the Order of the Bankruptcy Court substantively consolidating, for limited purposes, the Chapter 11 Cases (which may be part of the Confirmation Order).

          176. "Supplemental Election Form" means the form by which a Participating Allowed Class 4 Claim Holder may indicate its intention to participate in the New Investment and by which a Holder of an Allowed Class 4 Claim (if such a Holder is a Qualified Institutional Buyer) must indicate whether such Holder elects to receive Class A Common Stock or Class C Common Stock as its treatment under the Amended Modified Plan.

          177. "Tax Rate" means the rate equal to the underpayment rate specified in 26 U.S.C. Section 6621 (determined without regard to 26 U.S.C.
     Section 6621(c)) as of the Effective Date.

          178. "Technetics" means Technetics Group, Inc., a Delaware corporation, a debtor and debtor-in-possession in the Chapter 11 Cases.

          179. "Unimpaired Claim" means each Claim that is in an Unimpaired Class under the Amended Modified Plan.

          180. "Unimpaired Classes" means Classes 1, 3, 5 and 7, which are not impaired Classes within the meaning of section 1124 of the Bankruptcy Code.

          181. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

          182. "Voting Instructions" means the instructions for voting on this Amended Modified Plan contained in (a) the Section of the Amended Modified Disclosure Statement entitled VOTING AND CONFIRMATION PROCEDURE and (b) the Ballots and Master Ballots.

          183. "Warrants" means the Series A Warrants and Series B Warrants.

          184. "Zucker" means Jerry Zucker.

                                   ARTICLE II.

                        TREATMENT OF UNCLASSIFIED CLAIMS

     A. DIP FACILITY CLAIMS

     On the Effective Date, each Holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed DIP Facility Claim, any and all liens against, or security interests in, property of the Debtors or the Estates, Cash equal to the unpaid portion of such Allowed DIP Facility Claim. At such time, the DIP Facility shall be deemed terminated and the obligations thereunder of the Debtors and the Reorganized Debtor shall be terminated.

     B. ADMINISTRATIVE EXPENSE CLAIMS

     Each Holder of an Allowed Administrative Expense Claim (other than Professionals) shall receive the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Debtors, or otherwise upon order of the Bankruptcy Court; PROVIDED, HOWEVER, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Reorganized Debtors pursuant to this Amended Modified Plan shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular agreements governing such obligations.

     C. COMPENSATION AND REIMBURSEMENT CLAIMS OF PROFESSIONALS

     All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330 or 331 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On the Effective Date, there shall be escrowed into the Professionals' Escrow Account all estimated accrued amounts owed to Professionals through the Confirmation Date pending entry of a Final Order on each such Professional's final fee application.

     D. PRIORITY TAX CLAIMS

     Each Holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; or (ii) such other treatment agreed to by the Allowed Priority Tax Claim Holder and the Debtors.

                                  ARTICLE III.

                CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS
                              AND EQUITY INTERESTS

     A. SUMMARY

     Pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, the categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting and distribution pursuant to this Amended Modified Plan. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

THIS AMENDED MODIFIED PLAN SEEKS LIMITED SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES SOLELY FOR THE LIMITED PURPOSES ENUMERATED IN THIS AMENDED MODIFIED PLAN, AS FURTHER DESCRIBED IN ARTICLE V.L HEREIN. IF SUCH LIMITED SUBSTANTIVE CONSOLIDATION IS AUTHORIZED AND ORDERED BY THE BANKRUPTCY COURT, ALL ALLOWED CLAIMS AGAINST THE DEBTORS OR THEIR ESTATES SHALL BE SATISFIED FROM THE COMBINED CASH AND OTHER ASSETS OF ALL OF THE DEBTORS AND REORGANIZED DEBTORS.

     The classification of Claims against and Equity Interests in the Debtors pursuant to this Amended Modified Plan is as follows:

 CLASS                    CLAIM                                STATUS                        VOTING RIGHTS
--------   -------------------------------------   -------------------------------   ------------------------------------
   1       Priority Non-Tax Claims                 Unimpaired                        Not entitled to vote

   2       Senior Lender Claims                    Impaired                          Entitled to vote

   3       Other Secured Claims                    Unimpaired                        Not entitled to vote

 CLASS                    CLAIM                                STATUS                        VOTING RIGHTS
--------   -------------------------------------   -------------------------------   ------------------------------------
   4       General Unsecured Claims                Impaired                          Entitled to vote

   5       Critical Business Relations Claims
           and Intercompany Claims                 Unimpaired                        Not entitled to vote

   6       Old Polymer Common Stock Interests      Impaired                          Entitled to vote

   7       Intercompany Interests                  Unimpaired                        Not entitled to vote

   8       Other Securities Claims and Interests   Impaired                          Not entitled to vote (deemed to have
                                                                                     rejected)

     B. CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS

          1. CLASS 1 - PRIORITY NON-TAX CLAIMS

               a. Classification: Class 1 consists of all Priority Non-Tax
     Claims.

               b. Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Amended Modified Plan. Unless the Debtors and the Holder of an Allowed Class 1 Claim agree to a different treatment, each such Holder shall receive one of the following alternative treatments, at the Reorganized Debtors' election.

                    (i) to the extent due and owing on the Effective Date, such Claim will be paid on the Effective Date in full in Cash by the Reorganized Debtors;

                    (ii) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

                    (iii) such Claim will be otherwise treated in any other
               manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Any default with respect to any Class 1 Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

               c. Voting: Class 1 is not impaired, and the Holders of Class 1 Claims are conclusively deemed to have accepted this Amended Modified Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Amended Modified Plan.

          2. CLASS 2 - SENIOR LENDER CLAIMS

               a. Classification: Class 2 consists of all Senior Lender Claims.

               b. Treatment: On or as soon as practicable after the Effective Date, in full and complete satisfaction of all Senior Lender Claims asserted against any and all Debtors, each Holder of an Allowed Senior Lender Claim shall receive, on account of its Allowed Senior Lender Claim in accordance with the Bank Term Sheet, its Pro Rata share of (A) participation in the Restructured Facilities, (B) the Senior Lender Paydown, (C) the Chicopee Sale Proceeds (PROVIDED, that the Chicopee Sale closes before the Effective Date) and (D) the Senior Lender Closing Prepayment.

               c. Voting: Class 2 is impaired, and the Holders of Class 2 Claims are entitled to vote to accept or reject this Amended Modified Plan. In the event Class 2 rejects this Amended Modified Plan, Debtors reserve the right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code as set forth in Article IV.E herein.

          3. CLASS 3 - OTHER SECURED CLAIMS

               a. Classification: Class 3 consists of all Other Secured Claims.

               b. Treatment: Unless the Holder of such Claim and Debtors agree to a different treatment, each Holder of an Allowed Class 3 Claim shall receive one of the following alternative treatments, at the election of the Reorganized Debtors:

                    (i) the legal, equitable and contractual rights of the Holders of Allowed Class 3 Claims shall be unaltered by this Amended Modified Plan;

                    (ii) Debtors shall surrender all Collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized Debtors; or

                    (iii) such Claim will be otherwise treated in any other
               manner so that such Claim shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Any default with respect to any Class 3 Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

               c. Voting: Class 3 is not impaired, and the Holders of Class 3 Claims are conclusively deemed to have accepted this Amended Modified Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 Claims are not entitled to vote to accept or reject this Amended Modified Plan.

          4. CLASS 4 - GENERAL UNSECURED CLAIMS

               a. Classification: Class 4 consists of all General Unsecured Claims.

               b. Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, in full and complete satisfaction of each such Holder's Claim, on, or as soon as practicable after the Effective Date, its Pro Rata share of Class A Common Stock in exchange for the amount of its Allowed Claim, PROVIDED, HOWEVER, that, in the alternative, each such Holder who is a Qualified Institutional Buyer may elect to receive its Pro Rata share of Class C Common Stock, which shall be contributed to the SPE in exchange for SPE Equity and SPE Notes. The Holder of an Allowed Class 4 Claim may make only one election with respect to its Claim on the Supplemental Election Form, which election will be made after the Confirmation Date and prior to the 40th day thereafter. The failure of a Class 4 Claim Holder to make an election under this Amended Modified Plan shall be deemed an election to receive its Pro Rata share of Class A Common Stock with respect to its Allowed Claim. The total number of Class A Common Stock and Class C Common Stock shares to be issued on the Effective Date will be 9.6 million. Each Holder of an Allowed Class 4 Claim also will be given the option to take part in the New Investment by exercising its Subscription Rights in accordance with the Supplemental Election Form.

               c. Voting: Class 4 is impaired, and the Holders of Class 4 Claims are entitled to vote to accept or reject this Amended Modified Plan. In the event Class 4 rejects this Amended Modified Plan, Debtors reserve the right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code as set forth in Article IV.E herein.

          5. CLASS 5 - CRITICAL BUSINESS RELATIONS CLAIMS AND INTERCOMPANY
          CLAIMS

               a. Classification: Class 5 consists of all Critical Business Relations Claims and Intercompany Claims.

               b. Treatment: The legal, equitable and contractual rights of the Holders of Class 5 Claims are unaltered by this Amended Modified Plan. Unless the Holder of such Claim and Debtors agree to a different treatment, each Holder of an Allowed Class 5 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

                    (i) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors;

                    (ii) to the extent not due and owing on the Effective Date, such Claim (A) will be paid in full in Cash by the Reorganized Debtors on the Effective Date, or (B) will be paid in full in Cash by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

                    (iii) such Claim will be otherwise treated in any other
               manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

     Any default with respect to any Class 5 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date.

               c. Voting: Class 5 is not impaired and the Holders of Class 5 Claims are conclusively deemed to have accepted this Amended Modified Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 5 Claims are not entitled to vote to accept or reject this Amended Modified Plan.

          6. CLASS 6 - OLD POLYMER COMMON STOCK EQUITY INTERESTS

               a. Classification: Class 6 consists of all Old Polymer Common Stock Interests.

               b. Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Equity Interest in Old Polymer Common Stock shall receive, in full and complete satisfaction of such Equity Interest, a Pro Rata share of (i) Class B Common Stock (which shall not be diluted by any conversion of the Convertible Notes); (ii) the Series A Warrants; and
     (iii) the Series B Warrants.

               c. Allowance: Each Holder of an Allowed Class 6 Old Polymer Common Stock Equity Interest shall be Allowed in the amount of the number of shares of Old Polymer Common Stock held by each applicable Holder as of the Record Date.

               d. Voting: Class 6 is impaired and Holders of Allowed Class 6 Old Polymer Common Stock Equity Interests are entitled to vote to accept or reject this Amended Modified Plan. In the event Class 6 rejects this Amended Modified Plan, Debtors reserve the right to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code as set forth in Article IV.E herein.

          7. CLASS 7 - INTERCOMPANY INTERESTS

               a. Classification: Class 7 consists of all Intercompany
     Interests.

               b. Treatment: The legal, equitable and contractual rights of the Holders of Class 7 Claims are unaltered by this Amended Modified Plan.

               c. Voting: Class 7 is not impaired, and the Holders of Class 7 Claims are conclusively deemed to have accepted this Amended Modified Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 7 Claims are not entitled to vote to accept or reject this Amended Modified Plan.

          8. CLASS 8 - OTHER SECURITIES CLAIMS AND INTERESTS

               a. Classification: Class 8 consists of all Other Securities Claims and Interests of whatever kind or nature (including, but not limited to any claims of the Ives Company Limited and Guillermo Kraves arising from the agreement between Guillermo Kraves and Polymer, dated July 1, 2000).

               b. Treatment: On the Effective Date, all Other Securities Claims and Interests shall be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise, and no distribution to the Holders of Other Securities Claims and Interests shall be made hereunder.

               c. Voting: Class 8 is impaired, but since Holders of Other Securities Claims and Interests are receiving no distribution hereunder, Holders of Class 8 Claims shall be deemed to have rejected this Amended Modified Plan and are not entitled to vote to accept or reject this Amended Modified Plan.

                                   ARTICLE IV.

              ACCEPTANCE OR REJECTION OF THE AMENDED MODIFIED PLAN

     A. VOTING CLASSES

     Subject to Articles IV.C and D herein, Claim and Equity Interest Holders in each Impaired Class of Claims or Equity Interests are entitled to vote as a class to accept or reject this Amended Modified Plan. Each Holder of an Allowed Claim or Equity Interest in Classes 2, 4 and 6 shall be entitled to vote to accept or reject this Amended Modified Plan.

     B. ACCEPTANCE BY IMPAIRED CLASSES

     An Impaired Class of Claims shall be deemed to have accepted this Amended Modified Plan if: (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Amended Modified Plan; (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Amended Modified Plan. An Impaired Class of Equity Interests shall be deemed to have accepted this Amended Modified Plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept this Amended Modified Plan.

     C. PRESUMED ACCEPTANCE OF AMENDED MODIFIED PLAN

     Classes 1, 3, 5 and 7 are Unimpaired Classes under this Amended Modified Plan, and, therefore, are presumed to have accepted this Amended Modified Plan pursuant to section 1126(f) of the Bankruptcy Code.

     D. PRESUMED REJECTION OF AMENDED MODIFIED PLAN

     Class 8 is impaired under this Amended Modified Plan and is receiving no distribution hereunder. Accordingly, Class 8 is deemed to have rejected this Amended Modified Plan.

     E. NON-CONSENSUAL CONFIRMATION

     To the extent that any Impaired Class rejects this Amended Modified Plan or is deemed to have rejected this Amended Modified Plan, the Debtors will request confirmation of this Amended Modified Plan as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Amended Modified Plan or any Amended Modified Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                   ARTICLE V.

              MEANS FOR IMPLEMENTATION OF THE AMENDED MODIFIED PLAN

     A. CONTINUED CORPORATE EXISTENCE

     Subject to any Restructuring Transactions, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable laws in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by, or pursuant to, this Amended Modified Plan.

     B. CORPORATE GOVERNANCE, CORPORATE ACTION, AND DIRECTORS AND OFFICERS

          1. CERTIFICATES OF INCORPORATION AND BY-LAWS.

               a. The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of this Amended Modified Plan and the Bankruptcy Code, and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

               b. In addition to the foregoing, New Polymer's Certificate of Incorporation shall include the following terms and provisions:

                    (i) New Polymer's authorized capital stock, and the designated shares in each class or series of capital stock, shall be limited to such number of shares as is necessary for the issuances contemplated hereunder, including conversion or exercise of all convertible or exercisable securities to be issued hereunder, including applicable anti-dilution protection;

                    (ii) The stockholders of New Polymer shall be authorized to take action by written consent in lieu of a meeting thereof;

                    (iii) The New Polymer Board of Directors shall not be
               classified; and

                    (iv) The provisions of Polymer's current Certificate of Incorporation that require an affirmative vote of 80% of the voting capital stock for the taking of certain actions shall be amended to provide that such actions may be taken with the affirmative vote of 50% of the voting capital stock.

               c. In addition to the foregoing, New Polymer's bylaws shall provide for the following terms and conditions:

                    (i) Shareholders holding a minimum of 25% of New Polymer Common Stock shall be authorized to call special meetings;

                    (ii) The notice requirements for shareholders to place matters on the ballot for consideration at annual and special meetings shall not be unduly prohibitive and, in any event, shall be to GOF's and the Committee's reasonable satisfaction; and

                    (iii) Shareholders shall be authorized to take action by
               written consent in lieu of a meeting thereof.

          2. CORPORATE ACTION. All actions contemplated by, and required for the effectiveness of, this Amended Modified Plan shall be deemed authorized and approved in all respects. All matters provided for in this Amended Modified Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Amended Modified Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers and directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, Equity Securities and instruments contemplated by this Amended Modified Plan in the name of and on behalf of the Reorganized Debtors.

          3. DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS.

               a. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, by Filing, ten (10) days prior to the Confirmation Date, a Statement of Officers and Directors, identifying any Person proposed to serve on the initial boards of directors of the Reorganized Debtors. To the extent any such Person is an Insider, the nature of any compensation for such Person also will be disclosed. The classification and composition of the boards of directors shall be consistent with each Reorganized Debtor's amended Certificate of Incorporation and other constituent documents. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of each Reorganized Debtor's amended Certificate of Incorporation, other constituent documents, and the applicable state incorporation law.

               b. New Polymer will be governed by the New Polymer Board of Directors, which shall consist of nine members, each of whom shall have a term of three years, comprising the following categories: (i) five GOF Board Members; (ii) two PGI Board Members, who initially shall be Zucker and Boyd; and (iii) two Non-GOF Board Members.

               c. During such three year term, any vacancy by a GOF Board Member shall be filled by GOF, any vacancy by a PGI Board Member shall be filled by a nominee of the other PGI Board Member subject to the limitation set forth in clause d of this Article V.B.3, and any vacancy by a Non-GOF Board Member shall be filled by a nominee of the other Non-GOF Board Member. After three years from the Effective Date, each Non-GOF Board Member, each PGI Board Member and any other stockholder nominee will be included on New Polymer's slate of board nominees only if such Non-GOF Board Member, such PGI Board Member or other stockholder nominee is supported by the affirmative vote of shares representing not less than 12 1/2 % of the New Polymer Common Stock (PROVIDED THAT, for purposes of nomination, each share of holders of New Polymer Common Stock may only be counted in support of one nominee). GOF will agree to vote in favor of any nominee included on New Polymer's slate of board nominees whose nomination is supported by shares representing at least 12 1/2% of the New Polymer Common Stock as set forth above.

               d. GOF Board Members, Non-GOF Board Members and PGI Board Members may be removed only for cause subject to the following exceptions: (i) GOF may remove any GOF Board Member with or without cause; and (ii) each of Zucker and Boyd (or any director who is appointed to fill a vacancy created by the death, resignation or removal of Zucker or Boyd) may be removed from the board (a) if Zucker's or Boyd's employment, as the case may be, with New Polymer or its subsidiaries is terminated for cause; or (b) if Zucker's or Boyd's employment, as the case may be, with New Polymer or any Subsidiaries or affiliates is terminated without cause or Zucker or Boyd, as the case may be, resigns and, in either such case under this clause (b), he is paid the amounts, if any, to which he is legally entitled under his respective Change of Control Agreement or any other applicable agreement, PROVIDED, HOWEVER, that, during the pendency of any dispute relating to (x) his termination; (y) whether his termination is for cause; or (z) whether he is entitled to payment under his respective Change of Control Agreement or any other applicable agreement, the New Polymer Board of Directors shall be permitted to remove him (or his successor) from the New Polymer Board of Directors. If Zucker or Boyd ultimately is removed as a director for cause or pursuant to clause (ii) (b) of the foregoing sentence, the number of directors on the New Polymer Board of Directors shall be reduced to eliminate such vacancy or vacancies; PROVIDED,

     HOWEVER, that during the pendency of any dispute as described above the vacancy or vacancies shall not be eliminated nor shall any replacement director be appointed.

               e. At least one Non-GOF Board Member shall be on each of the audit, compensation and executive committees of the New Polymer Board of Directors.

          4. CORPORATE GOVERNANCE. The Plan Parties will take all actions necessary to implement the corporate governance provisions as set forth below:

               a. New Polymer shall be a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, on the Effective Date. New Polymer will agree not to seek suspension of its reporting obligations pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended, or otherwise. Unless and until New Polymer is taken private, New Polymer shall remain a reporting company and shall continue to file quarterly and annual reports and all other required filings made by reporting companies regardless of the number of Holders of its New Polymer Common Stock or Convertible Notes. New Polymer shall remain a Delaware corporation, except to the extent necessary to effectuate a bonafide business combination or other transaction; PROVIDED, HOWEVER, that any such business combination or other transaction with a New Polymer Affiliate shall require the approval of a Non-GOF Board Member.

               b. New Polymer shall use reasonable best efforts to be a listed company on the NYSE or included for quotation on The NASDAQ Stock Market on the Effective Date of the Amended Modified Plan or as soon as practicable thereafter.

               c. All Holders of outstanding shares of the New Polymer Common Stock shall have pre-emptive rights to buy a pro-rata share of any issuance of securities by New Polymer after the Effective Date, subject to customary exclusions, including, without limitation, exclusions for (i) employee and non-employee director stock option grants and similar stock-based compensatory arrangements; (ii) the shares issuable upon the conversion of the Convertible Notes; and (iii) the shares of Class B Common Stock pursuant to the anti-dilution provisions of the Class B Common Stock pursuant to conversion of the Convertible Notes. Holders of New Polymer Common Stock shall be granted "tag-along" rights by GOF applicable to all sales by GOF and GOF affiliates that result in GOF and GOF affiliates beneficially owning less than an aggregate of 54.9% of the New Polymer Common Stock on a fully-diluted basis and any sales thereafter.

               d. New Polymer shall not enter into any agreement to pay, nor will pay, any management or transaction fee to any New Polymer Affiliate. Without the written approval of at least one Non-GOF Board Member, New Polymer (i) may not enter into any New Polymer Affiliated Transaction; or
     (ii) may not change any provision of its charter, by-laws, shareholder agreements or other agreements or operative document that accomplish the provisions of Article V.B.3 or B.4 of this Amended Modified Plan.

               e. The Shareholder Rights Plan shall be terminated and rejected.

               f. As of the Effective Date, the Organizational Documents of New Polymer and its Subsidiaries and Affiliates shall prohibit their respective officers from exercising voting rights of any securities held by New Polymer or such subsidiaries and affiliates without express authorization from the New Polymer Board of Directors or other applicable governing body.

               g. As of the Effective Date, the Organizational Documents of each Subsidiary and Affiliate of New Polymer (including, without limitation, each Entity identified on Exhibit H to the Amended Modified Disclosure Statement) shall each provide that the stockholders, members, partners or other equity Holders, as the case may be, of such Entity shall be permitted to remove as of the Effective Date, at any time and from time to time thereafter, any director, manager, managing partner or person of equivalent authority, with or without cause at any time, through action by a majority in interest of such stockholders, members, partners or other equity Holders (which action may, at the option thereof and to the extent permissible by law, be taken in writing or pursuant to a meeting thereof).

               h. Any action by the New Polymer Board of Directors requiring a vote from a Non-GOF Board Member shall require the vote of a Non-GOF Board Member only as long as the New Polymer Board of Directors continues to have seats designated for such Non-GOF Board Members.

     C. CANCELLATION OF SECURITIES AND AGREEMENTS.

     On the Effective Date, except as otherwise provided for in this Amended Modified Plan, (a) Senior Subordinated Note Claims, Other Securities Claims and Interests, Old Polymer Common Stock, and any other note, bond, Indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, and (b) the obligations of the Debtors under any agreements, Indentures or certificates of designations governing Senior Subordinated Note Claims, Other Securities Claims and Interests, Old Polymer Common Stock, and any other note, bond, Indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be cancelled and terminated and shall be discharged pursuant to section 1141 of the Bankruptcy Code.

     D. ISSUANCE OF NEW POLYMER COMMON STOCK AND NEW POLYMER NOTES

          1. New Polymer Common Stock. On the Effective Date, New Polymer shall issue and distribute in accordance with the terms of this Amended Modified Plan, the New Polymer Common Stock as follows: the Class A Common Stock Pro Rata (in sum with the Class C Common Stock, 9.6 million shares to be issued on the Effective Date) to Holders of Allowed Class 4 Claims who elect to receive Class A Common Stock, the Class B Common Stock (400,000 shares of New Polymer Common Stock issued on the Effective Date) to Holders of Allowed Claims in Class 6 and the Class C Common Stock (representing in sum with the Class A Stock, 9.6 million shares to be issued on the Effective
     Date) to the Electing Non-GOF Holders.

          2. Section 1145 Exemption. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy laws, the shares of New Polymer Common Stock issued pursuant to this Amended Modified Plan are exempt from registration under the Securities Act.

          3. Issuance of Instruments. Except as otherwise provided herein, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, warrants and other documents to be issued in accordance with this Amended Modified Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed in accordance with the terms herein.

          4. Pursuant to Article V.H hereof, on the Effective Date, New Polymer shall issue Convertible Notes to the new indenture trustee(s) on behalf of the Holders of Participating Allowed Class 4 Claim in exchange for the New Investment in an aggregate principal amount equal to $50 million. The Convertible Notes shall be issued pursuant to the Indenture attached as an exhibit to the Amended Modified Plan Supplement.

          5. New Polymer also shall issue New Senior Subordinated Notes to GOF to the extent of any draws on the Exit Letters of Credit (or any other advance made, or caused to be made, by GOF solely in lieu of a drawing under the Exit Letters of Credit to make the amortization payments under the Restructured Facilities from the Effective Date through December, 2004, which amount shall not exceed $25 million). The New Senior Subordinated Notes shall be senior in right of payment to the Convertible Notes.

          6. Except as otherwise provided in this Amended Modified Plan, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue all Equity Securities, notes, instruments, certificates, warrants and other documents to be issued in accordance with this Amended Modified Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed in accordance with the terms of this Amended Modified Plan.

     E. REVESTING OF ASSETS; RELEASES OF LIENS

     The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to this Amended Modified Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Claims and Equity Interests, except as specifically provided in this Amended Modified Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

     F. SOURCES OF CASH FOR AMENDED MODIFIED PLAN DISTRIBUTION

     All Cash necessary for the Reorganized Debtors to make payments pursuant to this Amended Modified Plan shall be obtained from existing Cash balances, the New Investment, the operations of the Debtors or Reorganized Debtors or post-Confirmation borrowing under all available facilities of the Debtors or Reorganized Debtors, including, but not limited to, the Exit Revolving Credit Facility, to the extent permitted thereunder. The Reorganized Debtors may also make such payments using Cash received from their Subsidiaries and Affiliates in the ordinary course of business.

     G. EXIT REVOLVING CREDIT FACILITY

          1. On the Effective Date, New Polymer, certain of its Subsidiaries, and certain Senior Lenders and, if necessary, other parties, shall enter into the Exit Revolving Credit Facility, in order to (a) make other payments required to be made on the Effective Date; PROVIDED, that the Exit Revolving Credit Facility may not be used to repay the DIP Facility Claim, and (b) provide such additional borrowing capacity as may be required by the Reorganized Debtors and the Subsidiaries following the Effective Date to maintain their operations. The Confirmation Order shall provide that the Debtors are authorized to execute, deliver, record or file all documents necessary or appropriate to implement the Exit Revolving Credit Facility.

     H. NEW INVESTMENT

          1. GENERAL. On the Effective Date, New Polymer will be provided with $50.0 million of funding. The New Investment will be made by the Participating Allowed Class 4 Claim Holders who choose to participate in the New Investment by exercising their Subscription Rights and will consist of $50.0 million in Cash which will be used to fund the Senior Lender Paydown on the Effective Date in accordance with the Bank Term Sheet. The Participating Allowed Class 4 Claims Holders shall receive Convertible Notes as summarized below.

          2. SUBSCRIPTION RIGHTS AND OVER SUBSCRIPTION RIGHTS; METHOD OF ELECTION TO PARTICIPATE IN NEW INVESTMENT. On the Confirmation Date, all Holders of Allowed Class 4 Claims as of the Record Date shall be deemed to have been issued Subscription Rights to purchase their Pro Rata share (determined exclusive of accrued and unpaid interest) of the Convertible Notes to be issued by New Polymer on the Effective Date. Each Subscription Right shall carry with it an Over Subscription Right, which shall attach to, and inure to the benefit of, the Beneficial Holder of the Subscription Right. Subject to the issuance by the U.S. Securities and Commission's Division of Corporate Finance (the "Division of Corporate Finance") of a no-action letter stating that it will not recommend an enforcement proceeding against the Debtors if the Subscription Rights are transferred freely without registration and Convertible Notes are issued, without registration, to transferees of Subscription Rights that are not Holders of Claims, the Subscription Rights, along with any attendant Over Subscription Rights, shall be freely transferable for a period of not less than forty
     (40) days commencing on the Confirmation Date. In the absence of such a no-action letter from the Division of Corporate Finance on or prior to the Confirmation Date, such Subscription Rights and Over Subscription Rights must be transferred with the Underlying Claim. To purchase Convertible Notes and participate in the New Investment, Beneficial Holders of Subscription Rights (which may include the Holders of Allowed Class 4 Claims to which such Subscription Rights are initially issued or their transferees) must exercise the Subscription Rights in the manner set forth on the Supplemental Election

     Form on or prior to the date which is forty (40) days after the Confirmation Date. Non-GOF Holders are not obligated to exercise their Subscription Rights, and, in the event that not all Subscription Rights are properly exercised, Participating Allowed Class 4 Claim Holders shall be entitled to exercise their Over Subscription Rights. Exercise of the Over Subscription Rights shall be in the manner set forth in the Supplemental Election Form. Participating Allowed Class 4 Claim Holders that are Non-GOF Holders are not obligated to exercise their Over Subscription Rights. GOF has committed itself to elect to exercise its Subscription Rights and its Over Subscription Rights, if any. As to all Convertible Notes allocated for purchase by the Non-GOF Holders pursuant to the Subscription Rights or the Over Subscription Rights which are not purchased by such Non-GOF Holders, GOF agrees to act as "Standby Purchaser" to ensure that all such Convertible Notes will be purchased and the issuance of such Convertible Notes results in proceeds of $50 million.

          3. CONVERTIBLE NOTES. Interest on the Convertible Notes will be paid in cash, semi-annually in arrears, at a rate of 10% per annum. The principal of the Convertible Notes is due December 2007.

          Holders of the Convertible Notes will be entitled at any time before the final maturity of the Convertible Notes, subject to prior redemption or repurchase, to convert any Convertible Notes or portions thereof into Class A Common Stock at the then applicable conversion price. The Convertible Notes, prior to giving effect to any anti-dilution adjustments, shall be convertible into an aggregate number of shares of New Polymer Common Stock representing 40% of the outstanding equity of New Polymer (after giving effect to the conversion of such Convertible Notes and the related anti-dilution provisions of the Class B Common Stock issued to Holders of Allowed Equity Interests in Old Polymer Common Stock). The Convertible Notes will have anti-dilution provisions equivalent to customary broad-based anti-dilution protections of preferred stock with customary exclusions.

          At any time prior to the final maturity of the Convertible Notes, subject to any limitations contained in the Exit Facility, New Polymer may redeem the outstanding Convertible Notes in whole or from time to time in part on at least thirty (30) days prior written notice if the trading price of the Class A Common Stock exceeds 130% of the conversion price of the Convertible Notes for twenty (20) trading days in a period of thirty (30) consecutive trading days. The redemption price will equal 100% of the face amount of the Convertible Notes to be redeemed together with accrued interest thereon.

          The Convertible Notes will be unsecured and will be subordinate in right of payment to (i) all other existing and future senior indebtedness of New Polymer; and (ii) any Senior Subordinated Notes.

          Each Reorganized Debtor shall guarantee the Convertible Notes on a junior subordinated basis.

     I. EXIT LETTERS OF CREDIT.

          Under this Amended Modified Plan, GOF will issue or cause to be issued the Exit Letters of Credit to guarantee the amortization payments due from the Effective Date through December 31, 2004, under the Restructured Facilities and the Bank Term Sheet in the event that the Reorganized Debtors are unable to make such amortization payments.

          Any drawings under the Exit Letters of Credit (or any advances made, or caused to be made, by GOF, solely in lieu of drawing on the Exit Letters of Credit to make the amortization payments under the Restructured Facilities from the Effective Date through December 31, 2004, which amount shall not exceed $25 million) will be evidenced by the New Senior Subordinated Notes to be issued by New Polymer to GOF.

          On the Effective Date, GOF will receive certain fees for posting the Exit Letters of Credit. See Article XII.C herein.

     J. COMPENSATION AND BENEFIT PROGRAMS

     Except and to the extent previously assumed by a Final Order on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and

1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VI.A herein.

     K. RESTRUCTURING TRANSACTIONS

     On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate or capital structure of the Reorganized Debtors, or to reincorporate certain of the Filing Subsidiaries under the laws of jurisdictions other than the laws of which the applicable Filing Subsidiaries are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Amended Modified Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Amended Modified Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to this Amended Modified Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

     L. LIMITED SUBSTANTIVE CONSOLIDATION

          1. This Amended Modified Plan is premised upon the limited substantive consolidation of the Debtors solely for purposes of actions associated with the confirmation and consummation of this Amended Modified Plan, including but not limited to voting, confirmation and distribution. This Amended Modified Plan does not contemplate the merger or dissolution of any Debtor or the transfer or commingling of any asset of any Debtor, except to accomplish the distributions under this Amended Modified Plan, other than distributions on account of Intercompany Claims, which shall be made in the ordinary course of business following the Effective Date. Such limited substantive consolidation shall not effect (other than for Amended Modified Plan voting, treatment, and/or distribution purposes) (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect Restructuring Transactions as provided in Article V.K herein; (ii) Equity Interests in the Subsidiaries or (iii) pre- and post-Petition Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed; or (y) pursuant to the terms and conditions contained herein.

          2. This Amended Modified Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described herein. Unless an objection to substantive consolidation is made in writing by any creditor affected by this Amended Modified Plan as herein provided on or before five (5) days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Amended Modified Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

                                   ARTICLE VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     A. ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Attached as an exhibit to the Amended Modified Disclosure Statement is a list of executory contracts and unexpired leases that the Debtors wish to reject. Such executory contracts and unexpired leases shall be deemed rejected by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The Debtors may, in the future, identify additional executory contracts and unexpired leases that they may wish to reject and reserve the right to seek such rejection prior to the Effective Date.

     Any executory contracts or unexpired leases which (i) have not expired by their own terms on or prior to the Effective Date; (ii) have not been assumed, assumed and assigned or rejected prior to the Effective Date; (iii) have not been rejected pursuant to the terms of this Amended Modified Plan; or (iv) are not the subject of a motion to reject pending as of the Effective Date, shall be deemed assumed by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

     B. REJECTION CLAIMS; CURE OF DEFAULTS

     If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a Proof of Claim that has been Filed, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or their properties, successors or assigns, unless a Proof of Claim is Filed and served upon counsel for the Debtors on or before thirty (30) days after the later to occur of (i) the Confirmation Date; and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

     The Debtors believe that no cure payments pursuant to section 365(b)(1) of the Bankruptcy Code need to be made on any of the executory contracts and unexpired leases that they are assuming under this Amended Modified Plan because the Debtors are current on all of their obligations with respect to such contracts and leases and all prepetition obligations will have been satisfied under the Amended Modified Plan. If, however, a counterparty to any such executory contract or unexpired lease believes that cure payments are due pursuant to section 365(b)(1) of the Bankruptcy Code, or that there is a dispute regarding the ability of the Reorganized Debtors to provide "adequate assurance of future performance" within the meaning of the Bankruptcy Code under the contract or lease to be assumed, or there is a dispute with regard to any other matters pertaining to the assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, such counterparty must File an objection to the assumption of its executory contract or unexpired lease by the Debtors not later than ten (10) days prior to the Confirmation Date. The Bankruptcy Court shall have, and exercise, jurisdiction over any such objection, and which objection shall be resolved by a Final Order. The effective date of the assumption of an executory contract or unexpired lease subject to any such objection shall be determined by any such Final Order.

     C. INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS

     Pursuant to this Amended Modified Plan, the Reorganized Debtors shall assume the obligations of the Debtors, if any, to indemnify and reimburse the D&O Releasees against and for any obligations incurred pursuant to articles or certificates of incorporation, codes of regulations, by-laws, applicable law or specific agreements, or any combination of the foregoing.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

     A. MANNER OF PAYMENT

     Any payment in Cash to be made by the Debtors shall be made, at the election of the Debtors, by check drawn on a domestic bank or by wire transfer from a domestic bank.

     B. DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

     Except as otherwise required by the Bankruptcy Code or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and that are entitled to receive distributions under this Amended Modified Plan shall be made on the Effective Date or as soon as practicable thereafter. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Article VII and Article VIII hereof.

     C. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

          1. DELIVERY OF DISTRIBUTIONS IN GENERAL

     Distributions to the Holders of Allowed Claims who are Holders of record as of the Record Date shall be made at the address of such Holder as indicated on the books and records of the Debtors. Except as otherwise provided by the Amended Modified Plan or the Bankruptcy Code, distributions shall be made in accordance with the provisions of the applicable Indenture, participation agreement, loan agreement or analogous instrument or agreement, if any. Distributions of Class A Common Stock to the Holders of Allowed Senior Subordinated Note Claims shall be made directly to the Senior Subordinated Notes Indenture Trustee. Similarly, distributions of Class A Common Stock to Holders of Allowed Dominion Note Claims shall be made to the Indenture Trustee for the Dominion Notes. Distribution of Class C Common Stock shall be made to the Electing Non-GOF Holders, who shall contribute such Class C Common Stock to the SPE in exchange for SPE Equity and SPE Notes, pursuant to the terms of the SPE governing instruments.

          2. UNDELIVERABLE DISTRIBUTIONS

               a. HOLDING OF UNDELIVERABLE DISTRIBUTIONS. If any Allowed Claim Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then-current address, such that the distribution becomes deliverable. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

               b. FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Reorganized Debtors shall File a listing of Holders of undeliverable distributions. This list will be maintained for as long as the Chapter 11 Cases remain open. Any Holder of an Allowed Claim that does not assert a Claim for an undeliverable distribution within two years after the Effective Date shall have his, her, or its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their property. In such cases, any Cash or New Polymer Common Stock held for distribution on account of such Claims shall become property of the Reorganized Debtors, free of any restrictions thereon. Nothing contained herein requires the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

               c. COMPLIANCE WITH TAX REQUIREMENTS. In connection with this Amended Modified Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed by any government unit, and all distributions pursuant to this Amended Modified Plan shall be subject to such withholding and reporting requirements.

          3. TIME BAR TO CASH PAYMENTS

     Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim with respect to which the check was originally issued. Any Claim in respect of such a voided check shall be made on or before the second (2nd) anniversary of the Effective Date. After such date, all Claims and respective voided checks shall be discharged and forever barred and the Reorganized Debtors shall retain all monies related thereto.

     D. RECORD DATE AND DISTRIBUTION RECORD DATE

     As of the close of business on the Record Date, the transfer registers for any instrument, security, or other documentation canceled pursuant to Article V.C herein shall be closed for voting purposes. From the Confirmation Date until the Distribution Notification date, Holders of Allowed Class 4 Claims may freely trade Allowed Class 4 Claims and the associated Subscription Rights. As of the close of business in the Distribution Notification Date, the transfer registers shall be closed for all Claims and Equity Interests. Each Reorganized Debtor shall have no obligation to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Notification Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Notification Date, as the case may be.

     E. TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

     Beginning on the Effective Date, the Reorganized Debtors, in their sole discretion and as frequently as reasonably practicable and efficient under the circumstances, shall make the distributions to the Holders of Allowed Claims in accordance with this Amended Modified Plan. Beginning on the date that is the end of each calendar quarter following the Effective Date, the Reorganized Debtors, in their discretion and as frequently and reasonably practicable and efficient under the circumstances, shall also make the distributions to Holders of Disputed Claims whose Claims were Allowed during the preceding calendar quarter, in accordance with this Amended Modified Plan.

     F. DE MINIMIS AND FRACTIONAL DISTRIBUTIONS

     No Cash payment of less than ten dollars ($10.00) shall be made by the Reorganized Debtors on account of any Allowed Claim, unless a specific request therefore is made in writing by the Holder of any such Claim. In the event a Holder of an Allowed Claim is entitled to distribution that is not a whole dollar number, the actual payment or issuance made will reflect a rounding of such fractional portion of such distribution down or up to the nearest whole dollar, but in any case not to result in a distribution that exceeds total distribution authorized by this Amended Modified Plan for such Holder. No fractional shares of New Polymer will be issued. If any issuance of shares would otherwise call for issuance of a fraction of a share, (a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number.

     G. SETOFFS

     Except as otherwise provided herein, the Reorganized Debtors may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claim, and the distributions to be made pursuant to this Amended Modified Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, rights, and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

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     H. SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

          1. GENERALLY

     Except as set forth in Section I of Article VII herein, as a condition precedent to receiving any distribution pursuant to this Amended Modified Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Article V.C herein, the Holder of a Claim shall tender the applicable instruments, securities or other documentation evidencing the Holder's Claim to the Reorganized Debtors except as set forth herein. Any distributions pursuant to this Amended Modified Plan on account of any Claim evidenced by such instruments, securities, or other documentation shall, pending such surrender, be treated as an undeliverable distribution pursuant to Article VII.C hereof.

          2. OLD POLYMER COMMON STOCK

     Each record Holder of an Allowed Equity Interest representing Old Polymer Common Stock shall transmit the certificates representing its Old Polymer Common Stock to the Solicitation Agent in accordance with written instructions that the Reorganized Debtors will provide, as promptly as practicable following the Effective Date, to those record Holders. These instructions shall specify that delivery of stock certificates representing Old Polymer Common Stock will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of stock certificates with a letter of transmittal in accordance with those instructions. All surrendered stock certificates shall be marked as canceled.

          3. FAILURE TO SURRENDER CANCELED INSTRUMENTS

     If any Holder of an Allowed Claim evidenced by an instrument, security, or other documentation canceled pursuant to Article V.C herein, fails to either tender such instrument, security, or other documentation or comply with the provisions of Article VII herein within one year after the Effective Date, its entitlement to a distribution pursuant to this Amended Modified Plan on account of such canceled instrument, security, or other documentation shall be discharged, and such Holder shall be forever barred from asserting such Claim against or interest in any Reorganized Debtor or its property. In such case, any property held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Article VII.C herein.

     I. LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS OR SECURITIES

     Any Holder of an Allowed Claim on account of any instrument, security, or other documentation canceled pursuant to Article V.C herein that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering any such instrument, security or other documentation: (i) deliver to the Reorganized Debtors (or, in the case of the Senior Subordinated Notes, the applicable Senior Subordinated Notes Indenture Trustee) (A) an affidavit of loss reasonably satisfactory to the Reorganized Debtors (or, in the case of a Senior Subordinated Note, to the applicable Senior Subordinated Notes Indenture Trustee) setting forth the unavailability of such instrument, security, or other document; and (B) such additional security or indemnity as may reasonably be required by the Reorganized Debtors to hold the Reorganized Debtors (or, in the case of the Senior Subordinated Notes and the Dominion Notes, the applicable Indenture trustee) harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim; and (ii) satisfy any other requirements under the applicable Senior Subordinated Note Indenture, any article or certificate of incorporation or by-law, or any other relevant document. Upon compliance with this Section of this Amended Modified Plan by a Holder of a Claim evidenced by such instrument, security or other documentation, such Holder shall, for all purposes under this Amended Modified Plan, be deemed to have surrendered such instrument, security or other documentation.

     J. PRESERVATION OF SUBORDINATION RIGHTS

     All subordination rights and Claims relating to subordination of the Allowed Claim of any Creditor shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise, except as otherwise provided in this Amended Modified Plan.

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                                  ARTICLE VIII.

                      PROCEDURES FOR TREATMENT OF DISPUTED,
                       CONTINGENT, AND UNLIQUIDATED CLAIMS

     A. PROSECUTION OF OBJECTIONS TO CLAIMS

     After the Confirmation Date, the Debtors and the Reorganized Debtors shall have the exclusive authority to File, settle or compromise (with the consent of GOF) withdraw or litigate to judgment, any objections to Claims. From and after the Confirmation Date, the Debtors and the Reorganized Debtors, with the consent of GOF, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

     B. ESTIMATION OF CLAIMS

     The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or Reorganized Debtors previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during the litigation concerning any objection to any Claims, including without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the Allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     C. PAYMENTS AND DISTRIBUTIONS ON DISPUTED CLAIMS

     Notwithstanding any provision herein to the contrary, except as otherwise agreed to by the Debtors or the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such dispute by settlement or Final Order. In accordance with Article VII herein, as soon as reasonably practicable after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under this Amended Modified Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed to by the Debtors or the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, the Debtors reserve the right to, or, if so ordered by the Bankruptcy Court shall, establish appropriate reserves for potential payment of such Claims.

     D. ALLOWANCE OF CLAIMS

     Except as expressly provided herein or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code or by the Debtors or Reorganized Debtors, or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in this Amended Modified Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim as of the Petition Date, including the Causes of Action referenced in Article X.C herein and
Section III.J.3 of the Amended Modified Disclosure Statement and the Filing of any motions or other pleadings for estimation of the amount of disputed claims. All Claims of any Person or Entity that owes money to the Debtors shall be disallowed unless and until such Person or Entity pays the full amount it owes the Debtors. Any objection to an Administrative Expense Claim, Priority Claim, Secured Claim or Critical Business Relations Claims and Intercompany Claims must be Filed and served on or before one hundred and twenty (120) days after the Effective Date.

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                                   ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                 AND CONSUMMATION OF THIS AMENDED MODIFIED PLAN

     A. CONDITIONS PRECEDENT TO CONFIRMATION

     It shall be a condition precedent to the Confirmation of this Amended Modified Plan that the following conditions shall have been satisfied or waived pursuant to the terms and conditions contained herein:

          1. The Clerk of the Bankruptcy Court shall have entered an order granting approval of the Amended Modified Disclosure Statement and finding that it contains adequate information pursuant to section 1125 of the Bankruptcy Code and that order shall have become a Final Order; and

          2. The Substantive Consolidation Order and the Confirmation Order in form and substance acceptable to the Debtors and GOF shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court.

     B. CONDITIONS PRECEDENT TO CONSUMMATION

     It shall be a condition to the Consummation of this Amended Modified Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.D herein:

          1. The Confirmation Order and the Substantive Consolidation Order shall be Final Order(s);

          2. The closing of the Exit Revolving Credit Facility and the Restructured Facilities shall have occurred;

          3. The New Investment shall have been made by the Participating Allowed Class 4 Claim Holders;

          4. The Senior Lenders shall have received the Senior Lender Paydown, the Chicopee Sale Proceeds, (PROVIDED, that the Chicopee Sale shall have closed prior to the Effective Date) and the Senior Lender Closing Prepayment as contemplated by the Bank Term Sheet; and

          5. GOF shall have issued, or caused the issuance, of the Exit Letters of Credit for the benefit of the Postpetition Agent.

     C. CONDITIONS PRECEDENT TO CLOSING OF NEW INVESTMENT

          It shall be a condition to the closing of the New Investment and GOF's obligations as a standby purchaser that the following conditions, among others, shall have been satisfied or waived by GOF:

          1. The closing of the Exit Revolving Credit Facility and the Restructured Facilities shall have occurred in accordance with this Amended Modified Plan.

          2. GOF shall not have given Polymer written notice that GOF, in its sole discretion, has determined that the results of its environmental diligence review were not reasonably satisfactory.

          3. The Debtors, GOF or New Polymer, as the case may be, shall have obtained all governmental consents and made all governmental filings required or reasonably advisable in connection with the transactions contemplated by the Amended Modified Plan (including without limitation, any consents and filings required or reasonably advisable pursuant to the Hart-Scott-Rodino Antitrust Act (the "HSR Act"), any applicable foreign antitrust law or regulation, and the New Jersey Industrial Site Recovery
     Act) prior to the applicable deadlines, filing periods or other timeframes associated with such consents and filings, and the applicable waiting period under the HSR Act or any applicable foreign antitrust law or regulation, if any, shall have expired or been terminated.

          4. New Polymer's Certificate of Incorporation shall have been duly amended to reflect the changes set forth in this Amended Modified Plan.

          5. New Polymer's Bylaws shall have been amended to reflect the changes set forth in this Amended Modified Plan.

          6. Polymer's Shareholder Rights Plan shall be rejected pursuant to a Filed order, which order may be the Confirmation Order.

          7. The Organizational Documents of each Reorganized Debtor and their direct or indirect subsidiaries shall be duly modified to reflect changes set forth in this Amended Modified Plan.

          8. On or before the Confirmation Date, Zucker and Boyd shall execute and deliver a letter in the form of Exhibit L and Exhibit M, respectively, to the Amended Modified Disclosure Statement, unless this condition is waived in writing by GOF.

     D. WAIVER OF CONDITIONS PRECEDENT

     To the extent legally permissible, each of the conditions precedent set forth in Article IX.A and Article IX.B may be waived, in whole or in part, by the Debtors with the consent of GOF, the Prepetition Agent, the Postpetition Agent and the Committee. Any such waiver of a condition precedent shall be in writing and may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action.

     E. EFFECT OF NON-OCCURRENCE OF CONSUMMATION

     If the Confirmation Order is vacated, this Amended Modified Plan shall be null and void in all respects and nothing contained in this Amended Modified Plan or the Amended Modified Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors;
(2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

     A. CERTAIN MUTUAL RELEASES

     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, ON AND AFTER THE EFFECTIVE DATE, EACH OF THE RELEASEES, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING, BUT NOT LIMITED TO, THE COMMITMENT, OBLIGATION AND SERVICE OF EACH OF THE AFOREMENTIONED INDIVIDUALS AND ENTITIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THIS AMENDED MODIFIED PLAN, SHALL AUTOMATICALLY BE DEEMED TO HAVE RELEASED ONE ANOTHER UNCONDITIONALLY AND FOREVER FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ANY OF THE FOREGOING PERSONS OR ENTITIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (IN THEIR OWN RIGHT, WHETHER INDIVIDUALLY OR COLLECTIVELY, OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, RELATING IN ANY WAY TO THE DEBTORS, THE REORGANIZED DEBTORS, THE CHAPTER 11 CASES, THIS AMENDED MODIFIED PLAN, THE AMENDED MODIFIED DISCLOSURE STATEMENT, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, EXCEPT FOR (i) CLAIMS ARISING UNDER THIS AMENDED MODIFIED PLAN; AND (ii) ANY INTENTIONAL ACTS OF THE D&O RELEASEES, GOF AND THE COMMITTEE AND COMMITTEE MEMBERS WHICH CONSTITUTE FRAUD AND, WHEN THE PARTY BRINGING THE CAUSE OF ACTION (OR ITS RESPECTIVE EMPLOYEES, AGENTS OR ADVISORS) DID NOT HAVE ACTUAL KNOWLEDGE OF SUCH INTENTIONAL ACTS (OR THE SUBSTANCE OF SUCH ACTS) AS OF THE EFFECTIVE DATE; PROVIDED, HOWEVER, WITH RESPECT TO ANY INTENTIONAL ACTS WHICH CONSTITUTE FRAUD, THE KNOWLEDGE OF FORMER AND EXISTING OFFICERS AND DIRECTORS OF POLYMER OR ANY OF ITS DEBTOR AFFILIATES SHALL NOT BE IMPUTED TO POLYMER OR NEW POLYMER (BEFORE OR AFTER THE EFFECTIVE DATE). WITH RESPECT TO ANY CLAIM BROUGHT BY THE REORGANIZED DEBTORS IN THE NATURE OF A DERIVATIVE CLAIM OR OTHERWISE (x) IF THE ACTION IS INITIATED BY NON-GOF HOLDERS, DIRECTLY OR INDIRECTLY, THE ACTUAL KNOWLEDGE OF THE COMMITTEE MEMBERS OR OF THEIR AND THE COMMITTEE'S

EMPLOYEES, AGENTS OR ADVISORS WHO HAVE PROVIDED ADVICE IN THE CHAPTER 11 CASES SHALL DETERMINE WHETHER OR NOT THE DEBTORS OR THE REORGANIZED DEBTORS HAD ACTUAL KNOWLEDGE OF THE INTENTIONAL ACTS AS OF THE EFFECTIVE DATE; AND (y) IF THE ACTION IS INITIATED BY GOF, DIRECTLY OR INDIRECTLY, THE ACTUAL KNOWLEDGE OF GOF OR ITS EMPLOYEES, AGENTS OR ADVISORS SHALL DETERMINE WHETHER OR NOT THE DEBTORS OR THE REORGANIZED DEBTORS HAD ACTUAL KNOWLEDGE OF THE INTENTIONAL ACTS AS OF THE EFFECTIVE DATE, PROVIDED, HOWEVER, THAT THE APPROVAL OF THE NEW POLYMER BOARD OF DIRECTORS OF AN ACTION PRIMARILY INITIATED BY THE NON-GOF HOLDERS OR NON-GOF BOARD MEMBERS SHALL NOT CHANGE THE DETERMINATION OF ACTUAL KNOWLEDGE. EACH OF GOF AND EACH COMMITTEE MEMBER, AFTER INQUIRY OF ITS EMPLOYEES, AGENTS AND ADVISORS WHO HAVE PROVIDED ADVICE IN THE CHAPTER 11 CASES, ACKNOWLEDGES AND AGREES THAT EITHER (i) IT HAS NO ACTUAL KNOWLEDGE OF ANY INTENTIONAL ACTS WHICH CONSTITUTE FRAUD, OR COULD REASONABLY FORM THE BASIS FOR A CLAIM THAT SUCH ACTS CONSTITUTE FRAUD, AS OF THE DATE HEREOF; OR (ii) TO THE EXTENT THAT EITHER GOF OR ANY COMMITTEE MEMBER MAY HAVE ANY ACTUAL KNOWLEDGE OF ANY SUCH INTENTIONAL ACTS WHICH CONSTITUTE FRAUD, OR COULD REASONABLY FORM THE BASIS FOR A CLAIM THAT SUCH ACTS CONSTITUTE FRAUD, AS OF THE DATE HEREOF, GOF OR THE APPLICABLE COMMITTEE MEMBER, AS THE CASE MAY BE, AGREES THAT ANY CLAIMS BASED ON SUCH KNOWLEDGE WILL BE RELEASED ON THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, D&O RELEASEES SHALL NOT BE RELEASED OR DISCHARGED FROM CONTRACTUAL OBLIGATIONS TO THE DEBTORS OR REORGANIZED DEBTORS WITH RESPECT TO EMPLOYMENT AND OTHER AGREEMENTS ASSUMED PURSUANT TO THE AMENDED MODIFIED PLAN OR OTHERWISE.

     B. LIMITED RELEASES BY HOLDERS OF EQUITY INTERESTS AND CLAIMS

     ON AND AFTER THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR EQUITY INTEREST WHO IS VOTING ON THE AMENDED MODIFIED PLAN SHOULD MAKE AN ELECTION ON THEIR BALLOT TO EITHER AGREE OR NOT AGREE TO THE RELEASES DESCRIBED IN THE PARAGRAPH BELOW. ANY HOLDER OF A CLAIM OR INTEREST IN CLASS 4 OR 6 THAT DOES NOT MAKE AN ELECTION WILL BE DEEMED TO NOT AGREE TO THE RELEASES. HOLDERS OF A CLASS CLAIM 8, WHO ARE DEEMED TO HAVE REJECTED THE AMENDED MODIFIED PLAN, SHALL BE DEEMED TO HAVE NOT AGREED TO THE RELEASES. HOLDERS OF CLASS 1, 3, 5 OR 7 CLAIMS (WHO ARE DEEMED TO HAVE ACCEPTED THE AMENDED MODIFIED PLAN PURSUANT TO SECTION 1126 OF THE BANKRUPTCY CODE) ALSO SHALL BE DEEMED NOT TO HAVE AGREED TO THE RELEASES. THIS RELEASE DOES NOT APPLY TO HOLDERS OF CLASS 2 CLAIMS.

     THE RELEASE UNCONDITIONALLY RELEASES THE RELEASEES FROM ANY AND ALL CLAIMS (AS DEFINED IN SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH PERSON OR ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS OR THE REORGANIZED DEBTORS, THE DEBTORS' CHAPTER 11 CASES, OR THE NEGOTIATION, FORMULATION AND PREPARATION OF THIS AMENDED MODIFIED PLAN OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS.

     C. PRESERVATION OF CAUSES OF ACTION

     The Debtors are currently investigating whether to pursue potential Causes of Action against certain Persons or Entities. The investigation has not been completed to date, and, subject to the Releases granted in Article X hereof, the Reorganized Debtors shall retain all rights on behalf of the Debtors to commence and pursue any and all Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases) discovered in such an investigation to the extent the Reorganized Debtors deem appropriate. Potential Causes of Action currently being investigated by the Debtors, which may but need not be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date to the extent warranted include, without limitation, (i) a list of potential Claims and Causes of Action that will be set forth in the Amended Modified Plan Supplement to the extent determined as of the date thereof; and
(ii) Preference Actions that will be set forth in the Amended Modified Plan Supplement to the extent determined as of the date thereof:

          1. Any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtor's businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other Person or Entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise;

          2. Any and all avoidance actions pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning any of the Debtors; and

          3. Any and all Causes of Action listed in the Schedule of Causes of Action set forth in the Amended Modified Plan Supplement.

     In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, in the Cause of Action Summary or in the List of Retained Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors and, as a result, can not be raised during the pendency of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein, or in the Cause of Action Summary or the List of Retained Causes of Action, is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Debtors.

     Unless Causes of Action against a Person or Entity are expressly waived, relinquished, released, compromised or settled in the Amended Modified Plan or any Final Order, the Debtors expressly reserve all Causes of Action and Unknown Causes of Action, including the Causes of Action described herein and in the Causes of Action Summary and the List of Retained Causes of Action, as well as any other Causes of Action or Unknown Causes of Action, for later adjudication and therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the confirmation or consummation of the Amended Modified Plan. In addition, the Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, including the lawsuits described in the Amended Modified Disclosure Statement, against any Person, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

     Except as otherwise provided in the Amended Modified Plan or in any contract, instrument, release, Indenture or other agreement entered into in connection with the Amended Modified Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Estates, or Post-Confirmation Estates may hold against any Person or Entity, including but not limited to those Causes of Action listed in the Amended Modified Disclosure Statement, shall vest in the Reorganized Debtors, and the Reorganized Debtors shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and Post-Confirmation Estates, any and all such Claims, rights, or Causes of Action. The Reorganized Debtors may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. Subject to Article VIII.A herein, the Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

     The Debtors specifically waive any and all Claims, rights and Causes of Action accruing prior to the Confirmation Date that they or their respective estates may have against the Senior Lenders, the Prepetition Agent, GOF, CSFB Global Opportunities Advisers L.L.C., MatlinPatterson Global Advisers LLC or the Committee.

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     D. EXCULPATION

     The Releasees shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of this Amended Modified Plan, the Amended Modified Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with this Amended Modified Plan (except for any obligations arising in the ordinary course of business), or any other act taken or omitted to be taken in connection with the Chapter 11 Cases; PROVIDED, HOWEVER, that the foregoing provisions of this Article X.D shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

     E. INJUNCTION

     FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE.

     F. DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

     Except as otherwise provided in the Amended Modified Plan, (a) the rights afforded in the Amended Modified Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors and the Debtors-in-Possession, or any of their assets or properties, (b) on the Effective Date, all such Claims against, and Equity Interests in the Debtors shall be satisfied, discharged and released in full and
(c) all Persons and Entities shall be precluded from asserting against the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

                                   ARTICLE XI.

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including without limitation, jurisdiction to:

     A. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims;

     B. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Amended Modified Plan, for periods ending on or before the Confirmation Date;

     C. resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the Debtors may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

     D. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Amended Modified Plan, including without limitation ruling on any motion Filed pursuant to Article VIII herein and resolving any disputes concerning any distributions contemplated in or relating to Article VII herein;

     E. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

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     F.   enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Amended Modified Plan and all contracts, instruments, releases, Indentures and other agreements or documents created in connection with this Amended Modified Plan or the Amended Modified Disclosure Statement;

     G. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Amended Modified Plan or any Person's or Entity's obligations incurred in connection with this Amended Modified Plan;

     H. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the Consummation or enforcement of this Amended Modified Plan, except as otherwise provided herein;

     I. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X herein and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     J. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     K. determine any other matters that may arise in connection with or relate to this Amended Modified Plan, the Confirmation Order or any contract, instrument, release, Indenture or other agreement or document created in connection with this Amended Modified Plan or the Amended Modified Disclosure Statement; and

     L.   enter an order and/or final decree closing the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

     A. DISSOLUTION OF COMMITTEE

     On the Effective Date, the Committee shall dissolve and the Committee Members, and the Professionals retained by the Committee shall be released and discharged from all rights and duties arising from, or related to the Chapter 11 Cases.

     B. PAYMENT OF STATUTORY FEES

     All fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

     C. FEES AND EXPENSES

     On the Effective Date, in consideration of GOF acting as Standby Purchaser for the New Investment, and in consideration of GOF's role in facilitating a consensual resolution of the disputes among the Plan Parties and the Senior Lenders Steering Committee, New Polymer shall pay GOF a standby purchaser fee of $2 million plan facilitation fee of $2 million. GOF and New Polymer shall support payment in full of all the Committee's reasonable documented professionals' fees and expenses and those of Committee Members (for actions taken in these Chapter 11 Cases as Committee Members), subject to approval of all such fees and expenses by the bankruptcy court, and shall support any reasonable documented request for payment by White & Case LLP, The McNair Law Firm, P.A., and Loeb Partners for work done prior to the commencement of these cases or prior to the retention of Kasowitz, Benson, Torres & Friedman LLP. GOF and the Committee shall support payment in full of all Polymer's reasonable documented legal fees and expenses, subject to approval of all such fees and expenses by the Bankruptcy Court.

     On the Effective Date, in accordance with the Bank Term Sheet, GOF shall receive a fee of 2% ($500,000) of the face amount for posting, or causing to be posted, the Exit Letters of Credit. Upon any drawing under the Exit Letters of Credit (or other advances made, or caused to be made, by GOF solely in lieu of a drawing under the Exit Letters of Credit to make the amortization payments under the Restructured Facilities from the Effective Date through December 31, 2004, which amount shall not exceed $25 million), New Polymer shall issue New Senior Subordinated Notes in a face amount equal to such drawing (or other advance).

     D. MAINTENANCE OF DIRECTOR AND OFFICER LIABILITY INSURANCE

     New Polymer shall cause to be maintained in effect for six years from the Effective Date, the current policies of the directors' and officers' liability insurance maintained by Polymer (provided that New Polymer may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring on or prior to the Effective Date to the extent available; PROVIDED, HOWEVER, that in no event shall New Polymer be required to expend more than an amount per year in excess of 200% of the per annum premiums for such insurance paid by New Polymer as of the Effective Date to maintain or procure insurance coverage pursuant hereto; and, provided further, that if the annual premiums of such insurance coverage exceed such amount, New Polymer shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     E. DISCHARGE OF DEBTORS

     Except as otherwise provided herein, on the Effective Date: (1) the rights afforded herein and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their assets, property, or Estates; (2) this Amended Modified Plan shall bind all Holders of Claims against, and Equity Interests in, the Debtors and Debtors in Possession, and the Debtors' liability with respect thereto shall be extinguished completely, including, without limitation, any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (3) all Persons and Entities shall be precluded from asserting against the Debtors, the Estates, and the Reorganized Debtors, their successors and assigns, their assets and properties, any other Claims or Equity Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

     F. EFFECTUATING DOCUMENTS, FURTHER TRANSACTIONS AND CORPORATE ACTION

     Each of the Debtors and the Reorganized Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions herein and the notes and securities issued pursuant to the terms and conditions herein, including, but not limited to, all documents related to the Exit Facility.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for under this Amended Modified Plan that would otherwise require approval of the shareholders or directors of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of each state in which the respective Debtors or Reorganized Debtors are organized without any requirement of further action by the shareholders or directors of the Debtors or the Reorganized Debtors.

     G. MODIFICATION OF AMENDED MODIFIED PLAN

     Subject to the limitations contained herein, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Amended Modified Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Amended Modified Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Amended Modified Plan in such manner as may be necessary to carry out the purpose and intent of this Amended Modified Plan.

     H. REVOCATION OF AMENDED MODIFIED PLAN

     The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw this Amended Modified Plan.

     I. SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Person or Entity named or referred in this Amended Modified Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

     J. RESERVATION OF RIGHTS

     Except as expressly set forth herein, this Amended Modified Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. The filing of this Amended Modified Plan, any statement or provision contained in this Amended Modified Plan, or the taking of any action by the Debtors or Debtors-in-Possession with respect to this Amended Modified Plan shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors or Debtors-in-Possession with respect to the Holders of Claims or Equity Interests.

     K. SECTION 1146 EXEMPTION

     Pursuant to section 1146(c) of the Bankruptcy Code, under this Amended Modified Plan, (1) the issuance, distribution, transfer, or exchange of any debt, Equity Security or other interest in the Debtors or Reorganized Debtors;
(2) the creation, modification, consolidation or recording of any mortgage, deed or trust, or other security interest, or the securing of additional indebtedness by such or other means (whether (a) in connection with the issuance and distribution of any debt, Equity Security, or other interest in the Debtors or Reorganized Debtors, (b) the Exit Revolving Credit Facility, or (c) otherwise in furtherance of, or in connection with, this Amended Modified Plan); (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Amended Modified Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Amended Modified Plan, shall not be subject to any document recording tax, mortgage recording tax, stamp tax, or similar tax or government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

     L. FURTHER ASSURANCES

     The Debtors, the Reorganized Debtors, all Holders of Allowed Claims receiving distributions under this Amended Modified Plan, and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Amended Modified Plan.

     M. TERM OF EXISTING INJUNCTIONS OR STAYS

     Unless otherwise provided in the Confirmation Order or herein, all injunctions or stays in effect in the Chapter 11 Cases, pursuant to sections 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     N. POST EFFECTIVE DATE FEES AND EXPENSES

     From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Reorganized Debtors related to the Consummation and to the implementation of this Amended Modified Plan.

     O. SEVERABILITY

     The provisions of this Amended Modified Plan shall not be severable unless such severance is agreed to by the Debtors or Reorganized Debtors, as applicable, and such severance would constitute a permissible modification of this Amended Modified Plan pursuant to section 1127 of the Bankruptcy Code.

     P. CONFLICTS

     To the extent any provision of the Amended Modified Disclosure Statement, and any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflicts with or is in any way inconsistent with the terms of this Amended Modified Plan, the terms and provisions of this Amended Modified Plan shall govern and control.

     Q. NOTICES

     All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing, including by facsimile transmission, and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered to all of the following or, in the case of notice by facsimile, when received by all of the following, addressed as follows or to such other addresses as Filed with the Bankruptcy Court.

          Polymer Group, Inc.
          PO Box 5069
          4838 Jenkins Avenue
          North Charleston, SC 29405
          Attention:        Jerry Zucker
                            James G. Boyd
          Telephone:        (843) 566-7293
          Telecopier:       (843) 308-0104

          With a copy to:

          Kirkland & Ellis
          Aon Building
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:        James A. Stempel, Esq.
                            Roger J. Higgins, Esq.
          Telephone:        (312) 861-2000
          Telecopier:       (312) 861-2200

          Nelson Mullins Riley & Scarborough, LLP
          Keenan Building, Third Floor
          1330 Lady Street
          P.O. Box 11070 (29211)
          Columbia, SC 29201
          Attention:        George B. Cauthen, Esq.
          Telephone:        (803) 799-2000
          Telecopier:       (803) 256-7500

          MatlinPatterson Global Advisers LLC
          520 Madison Avenue
          New York, NY  10022
          Attention:        Ramon Betolaza
                            Lap Chan
          Telecopier:  (212) 651-4014

          Kasowitz, Benson, Torres & Friedman, LLP
          1633 Broadway
          New York, NY 10019
          Attention:        David S. Rosner, Esq.
                            Robert M. Novick, Esq.
          Telephone:        (212) 506-1700
          Telecopier:       (212) 506-1800

     R. CLOSING OF CASES

     The Reorganized Debtors shall promptly, upon the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Fed.
R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court.

Respectfully submitted,


Polymer Group, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


PGI Polymer, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


PGI Europe, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Chicopee, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


FiberTech Group, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

Technetics Group, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Fibergol Corporation,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Fabrene Corp.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Fabrene Group L.L.C.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


PNA Corp.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


FNA Polymer Corp.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

FNA Acquisition, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Loretex Corporation,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Dominion Textile (USA) Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


Poly-Bond Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


PolyIonix Separation Technologies, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


FabPro Oriented Polymers, Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

Pristine Brands Corporation,,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

PGI Asset Management Company,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------


PGI Servicing Company,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

Bonlam (S.C.), Inc.,
Debtor and Debtor-in-Possession


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------